EXHIBIT 10.3

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                                 LOAN AGREEMENT


                                  by and among


                         ABRAXAS PETROLEUM CORPORATION,

                                  as Borrower,

                          THE SUBSIDIARIES OF BORROWER
                          THAT ARE SIGNATORIES HERETO,

                                 as Guarantors,

                    THE LENDERS THAT ARE SIGNATORIES HERETO,

                                 as the Lenders,

                                       and

                       GUGGENHEIM CORPORATE FUNDING, LLC,

                    as the Arranger and Administrative Agent



                          Dated as of October 28, 2004




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
                                 LOAN AGREEMENT

                  LOAN AGREEMENT, dated as of October 28, 2004 (this "Agreement"), by and among (i) on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders") and GUGGENHEIM CORPORATE FUNDING, LLC, a Delaware limited liability company, as the arranger and administrative agent for the Lenders ("Agent"), and (ii) on the other hand, ABRAXAS PETROLEUM CORPORATION, a Nevada corporation ("Borrower"), and the subsidiaries of Borrower that are signatories hereto ("Guarantors").

                                    RECITALS

                  WHEREAS, Borrower has requested that the Lenders make available to it, and, subject to and upon the terms and conditions hereinafter set forth, the Lenders are willing to make available to Borrower, the credit facility provided for herein;

                  NOW, THEREFORE, the parties hereto agree as follows:

            1.    DEFINITIONS AND CONSTRUCTION.

                  1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

                  "Acceptable Commodity Hedging Agreement" means a Commodity Hedging Agreement (i) with a counterparty rated A3 or better by Moody's and A-or better by Standard & Poor's, or the equivalent by a rating agency acceptable to Agent, (ii) pursuant to an agreement the terms of which are acceptable to Agent and (iii) the arrangements of which are otherwise reasonably acceptable to Agent.

                  "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper or a General Intangible.

                  "Accounts" means all of Borrower's or any Guarantor's now owned or hereafter acquired right, title and interest with respect to "accounts" (as that term is defined in the Code) and any and all supporting obligations in respect thereof.

                  "Additional Documents" has the meaning set forth in Section 4.4(a).

                  "Advances" has the meaning set forth in Section 2.1.

                  "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract or otherwise; provided, however, that, for the purposes of Section 7.14: (a) any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture (other than joint ventures permitted under clause
(d) of the definition of Permitted Investments) in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

                  "Agent" means GCF, solely in its capacity as agent for the Lenders hereunder, and any successor thereto.

                  "Agent  Directed  Asset  Sale"  has the  meaning  set forth in
Section 6.19(a).

                  "Agent's Account" means an account identified on Schedule A-1.

                  "Agent's Liens" means the Liens granted by any Loan Party to Agent for the benefit of the Lender Group pursuant to the Collateral Documents.

                  "Agent-Related Persons" means Agent, its Affiliates and the officers, directors, employees and agents of Agent and such Affiliates.

                  "Agreement" has the meaning set forth in the preamble hereto.

                  "Assignee" has the meaning set forth in Section 14.1.

                  "Assignment and Acceptance" means an Assignment and Acceptance in the form of Exhibit A-1.

                  "Authorized Person" means, with respect to any Person, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President or the Treasurer of such Person.

                  "Bank Product Obligation" has the meaning given to such term in the Revolving Credit Facility.

                  "Bankruptcy Code" means (i) (A) the United States Bankruptcy Code, (B) the Bankruptcy and Insolvency Act (Canada) or (C) the Companies' Creditors Arrangement Act (Canada), as applicable, or (ii) any similar legislation in a relevant jurisdiction, in each case as in effect from time to time.

                  "Base Rate" means (i) during the period from (and including) the Closing Date to (but excluding) the first anniversary of the Closing Date,
12.00 percentage points, and (ii) on the first anniversary of the Closing Date and every day thereafter, 15.00 percentage points; provided, that, if there is a Grey Wolf Stock Sale during the period of either clause (i) or (ii) and the aggregate amount of outstanding Advances under this Agreement exceeds
$17,500,000 at the end of the day upon which such Grey Wolf Stock Sale is completed, then the applicable "Base Rate" from and after such day shall be 2.00 percentage points greater than would otherwise be applicable hereunder.

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

                  "Basis Differential" means, in the case of any Oil and Gas Property, the difference between the NYMEX futures contract prices and the sales prices at the delivery point where the oil or gas, as the case may be, produced by such Oil and Gas Property, is sold.

                  "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) or a benefit plan under Canadian Employee Benefit Laws for which Borrower or any Subsidiary or ERISA Affiliate of Borrower has been an "employer" (as defined in Section 3(5) of ERISA) or has held equivalent status under Canadian Employee Benefit Laws within the past six years.

                  "Board  of  Directors"   means  the  board  of  directors  (or
comparable managers) of a Person.

                  "Books" means Borrower's and each Guarantor's now owned or hereafter acquired books and records (including all of its Records indicating, summarizing or evidencing its assets (including the Collateral) or liabilities, all of Borrower's and each Guarantor's Records relating to its or their business operations or financial condition).

                  "Borrower" has the meaning set forth in the preamble to this Agreement.

                  "Borrower   Parties"  means  Borrower  and  its   Subsidiaries
collectively.

                  "Borrowing" means a borrowing hereunder consisting of Advances made on the same day by any of the Lenders (or Agent on behalf thereof).

                  "Bridge Loan Disposition"  means (a) a Grey Wolf Stock Sale or
(b) an Agent Directed Asset Sale.

                  "Business Day" means any day that is not a Saturday, Sunday or day on which national banks are authorized or required to close in New York City.

                  "Canadian Employee Benefits Laws" means the Canadian pension Plan Act (Canada), the Pension Benefit Act (Ontario), the Health Insurance Act (Ontario), the Employment Standard Act (Ontario) and any other applicable federal, provincial or local counterparts or equivalents, to the extent same may be applicable to Borrower or any of the Guarantors.

                  "Capital   Lease"  means  a  lease  that  is  required  to  be
capitalized for financial reporting purposes in accordance with GAAP.

                  "Capitalized   Lease   Obligation"   means  any   Indebtedness
represented by obligations under a Capital Lease.

                  "Capital Restructuring" means (i) the repayment in full of all of the obligations of Borrower under, and the termination of, the Existing Credit Agreement, (ii) the Existing Note Redemption, (iii) the issuance of $125,000,000 aggregate principal amount of the New Notes pursuant to the New Notes Documents, (iv) the satisfaction (or waiver) of all conditions precedent
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

to the making of advances under the Revolving Credit Facility and (v) the consummation of the transactions contemplated by the Grey Wolf Credit Facility Documents.

                  "Capital Restructuring Documents" means collectively the New Notes Documents, the Revolving Credit Facility Documents, the Grey Wolf Credit Facility Documents and the agreements, documents and instruments relating to the Existing Note Redemption.

                  "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's,
(c) commercial paper maturing no more than 270 days from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof either (i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation and (e) to the extent not otherwise included in clauses (a) through (d) above, "Cash Equivalents" as such term is defined in the New Notes Indenture as in effect on the Closing Date.

                  "Change of Control" means (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 35%, or more, of the Stock of Borrower having the right to vote for the election of members of the Board of Directors of Borrower, or (b) majority of the members of the Board of Directors of Borrower do not constitute Continuing Directors, (c) a "Change of Control" (as defined in the New Notes Indenture) shall have occurred or (d) except in connection with a transaction described in clauses (k) or (l) of the definition of Permitted Disposition, Borrower ceases to directly own and control 100% of the outstanding capital Stock of each of its Restricted Subsidiaries extant as of the Closing Date.

                  "Closing Date" means the date of the making of the Loan hereunder.

                  "Code" means the New York Uniform Commercial Code.

                  "Collateral"   means,  at  the  time  of  any   determination,
collectively, the Stock of Grey Wolf beneficially owned, directly or indirectly, by Borrower and the Shared Collateral.

                  "Collateral Agent" means U.S. Bank National Association, as collateral agent under the Intercreditor Agreement, and any successor thereto as may be appointed pursuant to the terms of the Intercreditor Agreement.

                  "Collateral Agent's Liens" means the Liens granted by Borrower or any Guarantor to the Collateral Agent for the benefit of the Lender Group under or pursuant to the Intercreditor Agreement and the other Collateral Documents.

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

                  "Collateral Documents" means the security agreements, the pledge agreements, mortgages, UCC financing statements and each other agreement, document and instrument described on Schedule 1.1, duly executed or authorized from time to time by each applicable Loan Party, the form and substance of which is satisfactory to Agent.

                  "Collections" means all cash, checks, notes, instruments and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds and tax refunds) of Borrower or any Guarantor.

                  "Commitment" means, with respect to each Lender, its Commitment and, with respect to all Lenders, all of their Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

                  "Commodity Hedging Agreement" means a commodity hedging or purchase agreement or similar arrangement entered into with the intent of protecting against fluctuations in commodity prices or the exchange of notional commodity obligations, either generally or under specific contingencies.

                  "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Borrower to Agent.

                  "Consolidated Net Interest Expense" means, with respect to Borrower and its Restricted Subsidiaries for any period, gross cash interest expense of Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (including, without limitation, interest expense paid to Affiliates of Borrower and its Restricted Subsidiaries), less (i) the sum of (A) cash interest income for such period and
(B) cash gains for such period on Interest Rate Protection Agreements (to the extent not included in cash interest income above and to the extent not deducted in the calculation of gross cash interest expense), plus (ii) the sum of (A) cash losses for such period on Interest Rate Protection Agreements (to the extent not included in gross cash interest expense) and (B) the upfront cash costs or fees for such period associated with Interest Rate Protection Agreements (to the extent not included in gross cash interest expense), in each case, determined on a consolidated basis and in accordance with GAAP.

                  "Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of Borrower on the Closing Date and (b) any individual who becomes a member of the Board of Directors of Borrower after the Closing Date if such individual was recommended, appointed or nominated for election to the Board of Directors of Borrower by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Borrower (as such terms are used in Rule 14a-11 under the Exchange Act) and whose initial assumption of office resulted from such contest or the settlement thereof.

                  "Contribution Agreement" means the Contribution Agreement made by the Guarantors in favor of the Lender Group.

                  "Control Agreement" means a control agreement, in form and substance satisfactory to Agent, executed and delivered by Borrower, the Collateral Agent and the applicable securities intermediary with respect to a Securities Account or bank.

                  "Control Party" has the meaning given to such term in the Intercreditor Agreement.

                  "Currency Protection Agreement" means a currency swap, cap or collar agreement or similar arrangement entered into with the intent of protecting against fluctuations in currency values, either generally or under specific contingencies.

                  "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

                  "DDA" means any checking or other demand deposit account maintained by Borrower.

                  "Default" means an event, condition or default that, with the giving of notice, the passage of time or both, would be an Event of Default.

                  "Defaulting Lender" means any Lender that fails to make any Advance (or other extension of credit (if any)) that it is required to make hereunder on the date that it is required to do so hereunder.

                  "Designated Account" means that certain DDA of Borrower identified on Schedule D-1.

                  "Designated Account Bank" has the meaning set forth on Schedule D-1.

                  "Dollars" or "$" means United States dollars.

                  "EBITDA" means, with respect to any fiscal period, Borrower's and its Restricted Subsidiaries' consolidated net earnings (or loss), minus extraordinary gains (including any gains related to the extinguishment or retirement of the Existing Notes), plus interest expense, income taxes, non-cash expenses incurred in connection with the payment of Stock compensation, non-cash expenses incurred in connection with the issuance of warrants or options to purchase the Stock of Borrower, and depletion depreciation and amortization for such period, as determined in accordance with GAAP.

                  "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $50,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $50,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company or other financial institution or fund that is engaged in making, purchasing or otherwise investing in commercial loans or securities in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $50,000,000, (d) any Affiliate (other than individuals) of a Lender that was party hereto as of the Closing Date, including, without limitation, a fund or account managed by such Lender or an Affiliate of such Lender or its investment manager (a "Related Fund"), (e) so long as no Event of Default or an Unmatured Default has occurred and is continuing, any other Person approved by Agent and Borrower (which approval by Borrower shall not be unreasonably withheld or delayed) and (f) during the continuation of an Event of Default or an Unmatured Default, any other Person approved by Agent.

                  "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or Releases of Hazardous Materials from (a) any assets, properties, or businesses of any Loan Party or any predecessor in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Loan Party or any predecessor in interest.

                  "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on any Loan Party, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC ss. 1251 et seq.; the Toxic Substances Control Act, 15 USC ss. 2601 et seq.; the Clean Air Act, 42 USC ss. 7401 et seq.; the Safe Drinking Water Act, 42 USC ss. 3803 et seq.; the Oil Pollution Act of 1990, 33 USC ss. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC ss. 11001 et seq.; the Hazardous Material Transportation Act, 49 USC ss. 1801 et seq.; the Occupational Safety and Health Act, 29 USC ss. 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); the Canadian Environmental Protection Act (Canada); the Fisheries Act (Canada); the Environmental Protection Act (Ontario); the Water Resource Act (Ontario); the Environmental Protection and Enhancement Act (Alberta); the Waste Management Act (British Columbia); and any state, provincial and local or foreign counterparts or equivalents, in each case as amended from time to time.

                  "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party and which relate to any Environmental Action.

                  "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                  "Equipment" means all of Borrower's and any Guarantor's now owned or hereafter acquired right, title and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974.

                  "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
Section 414(m) or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

                  "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of a Loan Party, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under
Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to
Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of a Loan Party, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, (g) providing any security to any Plan under Section 401(a)(29) of the IRC by a Loan Party or its Subsidiaries or any of their ERISA Affiliates or (h) any equivalent event, action, condition, proceeding or otherwise under Canadian Employee Benefit Laws.

                  "Event of Default" has the meaning set forth in Section 8.

                  "Excess Proceeds" has the meaning given to such term in the New Notes Indenture.

                  "Exchange  Act"  means the  Securities  Exchange  Act of 1934.

                  "Existing Credit Agreement" means Loan and Security Agreement, dated as of January 22, 2003, among Borrower, the subsidiaries of Borrower party thereto, the lenders thereunder, the Existing Credit Agreement Agent and GCF, as the specified appointee thereunder.

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

                  "Existing Credit Agreement Agent" means Wells Fargo Foothill, Inc., as agent for the lenders under the Existing Credit Agreement, and any successor thereto as may be appointed pursuant to the terms of the Existing Credit Agreement.

                  "Existing  Note  Redemption"  has the  meaning  set  forth  in
Section 3.1(dd).

                  "Existing Notes" means Borrower's 11 1/2% Secured Notes due 2007 issued by Borrower pursuant to the Existing Notes Indenture.

                  "Existing Notes Indenture" means the Indenture, dated as of January 23, 2003, among Borrower, each guarantor of the Existing Notes and the Existing Notes Indenture Trustee.

                  "Existing Notes Indenture Trustee" means U.S. Bank, N.A., as trustee to the holders of the Existing Notes, and any successor thereto as may be appointed pursuant to the terms of the Existing Notes Indenture.

                  "Farmout" means an arrangement whereby the owner(s) of one or more oil, gas and/or mineral lease or other oil and natural gas working interest with respect to Farmout Property (referred to as the "farmor") agrees to transfer or assign an interest in such Farmout Property to one or more other Persons (referred to as the "farmee") in exchange for the farmee (1) drilling, or participating in the cost of the drilling of, one or more oil and/or natural gas wells, or undertaking other exploration or development activity or participating in the cost of such other activity, to attempt to obtain production of hydrocarbons from such Farmout Property, (2) agreeing to so drill or undertake such other activity, or agreeing to participate in the cost of such drilling or such other activity, with respect to such Farmout Property, or (3) obtaining production of Hydrocarbons from such Farmout Property, or participating in the costs of obtaining such production.

                  "Farmout Agreement" means, with respect to a Farmout, the agreement or agreements governing such Farmout.

                  "Farmout Property" means, with respect to a Farmout, the property from which production of Hydrocarbons is sought to be obtained through such Farmout. The Farmout Property with respect to a Farmout may consist of only certain specified depths, strata, zones or geological formations under one or more tracts of land, but shall not include any depths, strata, zones or geological formations under such tract(s) of land (i) that, at the time of such Farmout, are being produced or developed by the farmor or any of its Affiliates in the same field or area or (ii) that have been subject to production or development activity by the farmor or any of its Affiliates in the same field or area and such activity was discontinued with the desire or expectation of entering into a Farmout.

                  "Farmout Property Value" means, with respect to a Farmout, the value of the Farmout Property of Borrower or its Restricted Subsidiaries at the time the relevant Farmout Agreement is entered into determined as follows:

                  (1) with respect to Farmout Property with a value not exceeding $1.0 million, as determined in good faith by the chief executive officer of Borrower and evidenced by an officers' certificate delivered to Agent;

                  (2) with respect to Farmout Property with a value exceeding $1.0 million but not exceeding $5.0 million, as determined in good faith by the Board of Directors of Borrower and evidenced by a resolution of such Board of Directors delivered to Agent; and

                  (3) with respect to Farmout Property with a value exceeding $5.0 million, as reflected in an opinion or appraisal issued by an independent accounting or investment banking firm which is nationally recognized in the United States, or by a reputable independent appraisal or petroleum engineering firm, as appropriate under the circumstances, delivered to Borrower.

                  "Fee Letter" means that certain fee letter, dated as of even date herewith, between Borrower and Agent, in form and substance satisfactory to Agent.

                  "FEIN" means Federal Employer Identification Number.

                  "Flow of Funds Agreement" means the Flow of Funds Agreement, dated as of the date hereof, by and among Borrower, Grey Wolf, the Initial Purchaser, Agent, the Grey Wolf Credit Facility Administrative Agent, the Existing Notes Indenture Trustee and the Existing Credit Agreement Agent regarding the transfer of funds to occur on the Closing Date, the form and substance of which is satisfactory to Agent.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                  "GCF" means Guggenheim Corporate Funding, LLC, a Delaware limited liability company.

                  "General Intangibles" means all of Borrower's and any Guarantor's now owned or hereafter acquired right, title and interest with respect to general intangibles (including payment intangibles, contract rights, rights to payment, judgments, rights arising under common law, statutes or regulations, choses or things in action, goodwill, patents, designs, inventions, trade names, trade secrets, d/b/a's, Internet domain names, logos, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds and tax refund claims) and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property and Negotiable Collateral.

                  "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws or other organizational documents of such Person.

                  "Governmental Authority" means any United States or foreign federal, state, local or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission or other similar dispute-resolving panel or body.

                  "Grey Wolf" means Grey Wolf Exploration Inc., an Alberta corporation wholly owned on the Closing Date by Borrower, which was formed on December 6, 2002.

                  "Grey Wolf Credit Facility" means the Loan Agreement, dated as of the Closing Date, among Grey Wolf, the lenders thereunder and the Grey Wolf Credit Facility Administrative Agent, as such may from time to time be amended, restated, replaced, supplemented, modified or otherwise changed.

                  "Grey Wolf Credit Facility Administrative Agent" means GCF, as agent to the lenders under the Grey Wolf Credit Facility, and any successor thereto as may be appointed pursuant to the terms of the Grey Wolf Credit Facility.

                  "Grey Wolf Credit Facility Documents" means the Grey Wolf Credit Facility and each other agreement, instrument and document related thereto, as such may from time to time be amended, restated, replaced, supplemented, modified or otherwise changed.

                  "Grey Wolf Stock Sale" means the public or private sale, transfer or other disposition by Borrower, Grey Wolf or a Restricted Subsidiary of Borrower of Stock of Grey Wolf. "Grey Wolf Stock Pledge Agreement" means a pledge and security agreement, in form and substance satisfactory to Agent, executed and delivered by each Loan Party to Agent with respect to the pledge of the Stock of Grey Wolf beneficially owned by each such Loan Party.

                  "Guarantor" has the meaning set forth in the preamble to this Agreement and each other Person that executes a Guaranty.

                  "Guaranty" means that certain general continuing guaranty executed and delivered by any Guarantor in favor of Agent, for the benefit of the Lender Group, in form and substance satisfactory to Agent.

                  "Guaranteed Obligations" has the meaning set forth in Section 18.1.

                  "Hazardous Materials" means (a) substances that are defined or listed  in,  or  otherwise  classified  pursuant  to,  any  applicable  laws  or regulations as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity" under Environmental Laws, (b) Hydrocarbons, including, without limitation, oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

                  "Hedging Agreement" means any Currency Protection Agreement, Interest Rate Protection Agreement or Commodity Hedging Agreement.

                  "Holdout Lender" has the meaning set forth in Section 15.2(a).

                  "Hydrocarbons" means oil, gas, coal seam gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, all products and byproducts refined, separated, settled and dehydrated therefrom and all products and byproducts refined therefrom, including, without limitation, kerosene, liquefied petroleum gas, refined lubricating oils, diesel fuel, drip gasoline, natural gasoline, helium, sulfur, geothermal steam, water, carbon dioxide and all other minerals.

                  "Hydrocarbon Interests" means all rights, titles, interests and estates now owned or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, oil, gas and casinghead gas leases or other liquid or gaseous hydrocarbon leases, mineral fee or lease interests, farm-outs, overriding royalty and royalty interests, net profit interests, oil payments, production payment interests and similar mineral interests, including any reserved or residual interest of whatever nature.

                  "Indebtedness"  means (a) all  obligations for borrowed money,
(b) all obligations evidenced by bonds, debentures, notes or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps or other financial products,
(c) all obligations under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of Borrower or its Restricted Subsidiaries, irrespective of whether such obligation or liability is assumed,
(e) all obligations for the deferred purchase price of assets, including trade debt (other than trade debt incurred in the ordinary course of business and paid in accordance with customary trade practices) and (f) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any obligation of any other Person.

                  "Indemnified Liabilities" has the meaning set forth in Section 11.3.

                  "Indemnified  Person"  has the  meaning  set forth in  Section
11.3.

                  "Initial  Purchaser"  means Guggenheim  Capital Markets,  LLC.

                  "Initial Reserve Report" means, collectively, the one or more reports of the Petroleum Engineers dated June 30, 2004 with respect to the Oil and Gas Properties of Borrower and its Subsidiaries.

                  "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other United States or foreign federal, state, provincial or other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors or proceedings seeking reorganization, arrangement, liquidation or other similar relief.

                  "Intercreditor Agreement" means the Intercreditor, Security and Collateral Agency Agreement, dated as of the Closing Date, by and among

Agent, on behalf of the Lender Group, the New Notes Trustee, on behalf of the holders of the New Notes, the Revolving Credit Facility Administrative Agent, on behalf of the lenders party to the Revolving Credit Facility Agreement, the Collateral Agent, Borrower and each Guarantor, the form and substance of which shall be satisfactory to Agent, as such may from time to time be amended, restated, supplemented, modified or otherwise changed pursuant to the terms of the Intercreditor Agreement.

                  "Interest Payment Date" has the meaning set forth in Section 2.5(c)(i).

                  "Interest Rate Protection Agreement" means an interest rate swap, cap or collar agreement or similar arrangement entered into with the intent of protecting against fluctuations in interest rates or the exchange of notional interest obligations, either generally or under specific contingencies.

                  "Inventory" means all Borrower's and Guarantors' now owned or hereafter acquired right, title and interest with respect to inventory (as defined in the Code), including extracted Hydrocarbons and other goods held for sale or lease or to be furnished under a contract of service, goods that are leased by Borrower or any Guarantor as lessor, goods that are furnished by Borrower or any Guarantor under a contract of service and raw materials, work in process, or materials used or consumed in Borrower's or any Guarantor's business.

                  "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances or capital contributions (excluding (a) commission, travel and similar advances to officers and employees of such Person made in the ordinary course of business and (b) bona fide Accounts arising in the ordinary course of business consistent with past practices), purchases, or other acquisitions for consideration, of Indebtedness or Stock and any other item that is or would be classified as an investment on a balance sheet prepared in accordance with GAAP.

                  "Investment Property" means all of Borrower's or any Guarantor's now owned or hereafter acquired right, title and interest with respect to "investment property" (as that term is defined in the Code) and any and all supporting obligations in respect thereof.

                  "IRC" means the Internal Revenue Code of 1986.

                  "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 14.1.

                  "Lender Group" means, individually and collectively, each of the Lenders and Agent.

                  "Lender Group Expenses" means all (a) costs or expenses (including taxes and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by any one or more members of the Lender Group, (b) reasonable fees and charges paid or incurred by any one or more members of the Lender Group in connection with any one or more members of the Lender Group's transactions with Borrower, including fees and charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien and judgment searches and searches for liens under the Uniform Commercial Code and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals, business valuations or examinations of Borrower's or any Guarantors' Oil and Gas Properties to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement) and environmental audits,
(c) costs and expenses incurred by any one or more members of the Lender Group in the disbursement of funds to Borrower (by wire transfer or otherwise), (d) reasonable charges paid or incurred by any one or more members of the Lender Group resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) reasonable audit fees and expenses of any one or more members of the Lender Group related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by any one or more members of the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or any one or more members of the Lender Group's relationship with Borrower or any guarantor of the Obligations, (h) Agent's reasonable fees and expenses (including attorneys' fees and disbursements) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents and (i) Agent's and each Lender's reasonable fees and expenses (including attorneys' fees and disbursements) incurred in terminating, enforcing (including attorneys' fees, disbursements and expenses incurred in connection with a "workout", a "restructuring" or an Insolvency Proceeding concerning Borrower or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents) or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

                  "Lender-Related Person" means, with respect to any Lender, such Lender, such Lender's Affiliates and the officers, directors, employees and agents of such Lender and such Affiliates.

                  "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including (a) the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including, purchase options, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting any Oil and Gas Properties or Real Property and (b) production or royalty payments or the like payable from Oil and Gas Properties.

                  "Loan" has the meaning set forth in Section 2.1.

                  "Loan Account" has the meaning set forth in Section 2.9.

                  "Loan Amount" means $25,000,000.

                  "Loan Documents" means this Agreement, the Collateral Documents (including the Intercreditor Agreement, the Mortgages, the Pledge Agreement and the Grey Wolf Stock Pledge Agreement), the Contribution Agreement, the Flow of Funds Agreement, the Fee Letter, the Guarantees, any note or notes executed by Borrower or any Guarantor in connection with this Agreement or any of the other Loan Documents and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by Borrower or any Guarantor, on the one hand, and one or more members of the Lender Group, on the other hand, in connection with this Agreement or any of the other Loan Documents.

                  "Loan Party" means the Borrower and any Guarantor.

                  "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, individually, or the Borrower Parties taken as a whole, (b) a material impairment of Borrower's, individually, or the Loan Parties' taken as a whole, ability to perform its or their obligations under the Loan Documents to which it is or they are a party or of the Lender Group's or the Collateral Agent's ability to enforce the Obligations or realize upon the Collateral or (c) a material impairment of the enforceability or priority of the Collateral Agent's or Agent's, as the case may be, Liens with respect to the Collateral as a result of an action or failure to act on the part of Borrower or any Guarantor.

                  "Material Contract" means, with respect to any Person, (i) each contract, agreement, note, indenture, mortgage, instrument, guaranty or other evidence of indebtedness to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $250,000 or more (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days' notice without penalty or premium) and (ii) all other contracts, agreements, notes, indentures, mortgages, instruments, guaranties or evidences of indebtedness material to the business, operations, condition (financial or otherwise), performance, prospects or properties of such Person or such Subsidiary.

                  "Maturity Date" has the meaning set forth in Section 3.2.

                  "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

                  "Mortgages" means, individually and collectively, one or more mortgages, deeds of trust, debentures or deeds to secure debt, executed and delivered by Borrower or any Guarantor in favor of the Collateral Agent, for the benefit of, among other Persons, the Lender Group, in form and substance satisfactory to the Collateral Agent and Agent, that encumber the Real Property Collateral, the Oil and Gas Properties and the related improvements thereto.

                  "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or such equivalent plan under Canadian Employee Benefit Laws to which a Loan Party, any of its Subsidiaries, or any ERISA

Affiliate has contributed, or was obligated to contribute, within the past six years.

                  "Negotiable Collateral" means all of Borrower's or any Guarantor's now owned and hereafter acquired right, title and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents and chattel paper (including electronic chattel paper and tangible chattel paper) and any and all supporting obligations in respect thereof.

                  "Net Cash Interest Coverage Ratio" means, as of any date of determination, the ratio of (i) EBITDA for such period to (ii) the Consolidated Net Interest Expense for such period.

                  "Net Proceeds Offer" has the meaning given to such term in the New Notes Indenture.

                  "New Notes" means Borrower's Floating Rate Senior Secured Notes due 2009 issued by Borrower pursuant to the New Notes Indenture, as such may from time to time be amended, restated, replaced, supplemented, modified or otherwise changed in accordance with the terms of this Agreement.

                  "New Notes Documents" means the New Notes Indenture, the New Notes and each other agreement, instrument and document related thereto, as such may from time to time be amended, restated, replaced, supplemented, modified or otherwise changed in accordance with the terms of this Agreement.

                  "New Notes Indenture" means the Indenture, dated as of the Closing Date, among Borrower, each guarantor of the New Notes and the New Notes Trustee, as such may from time to time be amended, restated, replaced, supplemented, modified or otherwise changed in accordance with the terms of this Agreement.

                  "New Notes Purchase Agreement" means the Purchase Agreement, dated October 21, 2004, among Borrower, the Guarantors and the Initial Purchaser in respect of the sale of $125,000,000 aggregate principal amount of the New Notes by Borrower to the Initial Purchaser.

                  "New Notes Trustee" means U.S. Bank National Association, as trustee to the holders of the New Notes, and any successor thereto, as may be appointed pursuant to the terms of the New Notes Indenture.

                  "NYMEX"  means  the  New  York  Mercantile   Exchange  or  its
successor entity.

                  "NYMEX Strip Price" means the lower of (i) as of any date of determination the average of the 24 succeeding monthly futures contract prices, commencing with the month during which the determination date occurs, for each of the appropriate crude oil and natural gas categories included in the most recent Reserve Report provided by Borrower to Agent pursuant to Section 6.2(e), as quoted on the NYMEX; provided, that if the NYMEX no longer provides futures contract price quotes or has ceased to operate, the future contract prices used shall be the comparable futures contract prices quoted on such other nationally recognized commodities exchange as Agent shall designate and (ii) $27.43 per barrel of oil and $4.43 per MmBTU of natural gas produced from Oil and Gas Properties of Borrower, provided, that with respect to the volume of Borrower's Hydrocarbons for which prices are fixed under an Acceptable Commodity Hedging Agreement, the NYMEX Strip Price for such volume of Hydrocarbons, if greater than the price determined above, shall be the price fixed under such Acceptable Commodity Hedging Agreement then in effect.

                  "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants and duties of any kind and description owing by any Loan Party to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law or otherwise. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions and supplements thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

                  "Oil and Gas Business" means (a) the acquisition, exploration, exploitation, development, operation and disposition of interests in Oil and Gas Properties and Hydrocarbons, (b) the gathering, marketing, treating, processing, storage, selling and transporting of any production from such interests or properties, including, without limitation, the marketing of Hydrocarbons obtained from unrelated Persons, (c) any business relating to or arising from exploration for or development, production, treatment, processing, storage, transportation or marketing of oil, gas and other minerals and products produced in association therewith, (d) any business relating to oilfield sales and service and (e) any activity that is ancillary or necessary or desirable to facilitate the activities described in clauses (a) through (d) of this definition.

                  "Oil and Gas Properties" means all (a) Hydrocarbon  Interests,
(b) personal property and/or real property now or hereafter pooled or unitized with Hydrocarbon Interests, (c) presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests, (d) pipelines, gathering lines, compression facilities, tanks and processing plants, (e) oil wells, gas wells, water well, injection wells, platforms, spars or other offshore facilities, casings, rods, tubing, pumping units and engines, Christmas trees, derricks, separators, gun barrels, flow lines, gas systems (for gathering, treating and compression) and water systems (for treating, disposal and injection), (f) interests held in royalty trusts whether presently existing or hereafter created, (g) Hydrocarbons in and under and which may be produced, saved, processed or attributable to the Hydrocarbon Interests, the lands covered thereby and all Hydrocarbons in pipelines, gathering lines, tanks and processing plants and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests, (h) tenements, hereditaments, appurtenances and personal property and/or real property in any way appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and all rights, titles, interests and estates described or referred to above, including any and all real property, now owned or hereafter acquired, used or held for use in connection with the operating, working or development of any of such Hydrocarbon Interests or personal property and/or Real Property and including any and all surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing and (i) oil, gas and mineral leasehold, fee and term interests, overriding royalty interests, mineral interests, royalty interests, net profits interests, net revenue interests, oil payments, production payments, carried interests, leases, subleases, farm-outs and any and all other interests in Hydrocarbons, in each case whether now owned or hereafter acquired directly or indirectly.

                  "Originating Lender" has the meaning set forth in Section 14.1(e).

                  "Participant" has the meaning set forth in Section 14.1(e).

                  "Participant Register" has the meaning set forth in Section 14.1(i).

                  "Pay-Off Letter" means a letter from Agent in respect of the amount necessary to repay in full all of the existing obligations of Borrower and its Subsidiaries under the Existing Credit Agreement and the documents related thereto.

                  "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto or equivalent entity under Canadian Employee Benefits Laws.

                  "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a subordinated, secured asset-based lender under a bridge loan) business judgment.

                  "Permitted Dispositions" means (a) sales or other dispositions by Borrower or its Subsidiaries of Equipment that is substantially worn, damaged, no longer used, surplus, or obsolete in the ordinary course of Borrower's or its Subsidiaries' business, (b) sales by Borrower or its Subsidiaries of Inventory, including Hydrocarbons, to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents by Borrower or its Subsidiaries in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (d) the licensing by Borrower or its Subsidiaries, on a non-exclusive basis, of patents, trademarks, copyrights and other intellectual property rights in the ordinary course of Borrower's or its Subsidiaries' business, (e) releases or surrenders (in accordance with the terms of the applicable lease) and sales or other dispositions of leasehold interests in properties with no Proved Reserves, (f) releases or surrenders (in accordance with the terms of the applicable lease) and sales or other dispositions of leasehold interests in properties with Proved Undeveloped Reserves to the extent Agent consents in its Permitted Discretion, to such releases, surrenders, sales or dispositions, (g) Bridge Loan Dispositions, (h) Permitted PUD/PDNP Dispositions, (i) transfers or assignments of interests in Farmout Properties in accordance with the terms of Permitted Farmout Agreements, (j) sales or other dispositions of properties or leasehold interests in properties with Proved Reserves, other than Farmouts, with an aggregate PV-10 attributable to such reserves of less than $100,000, provided that the aggregate net cash proceeds received upon the consummation of such transaction pursuant to this clause (j) shall not exceed $500,000 in any 12 calendar month period, (k) the liquidation, winding up or dissolution of any Restricted Subsidiary of Borrower so long as Borrower does not and will not incur, directly or indirectly, any liabilities or other obligations (whether contingent or otherwise) for or in connection with any such liquidation, winding up or dissolution (other than reasonable and ordinary course ministerial costs, expenses, and attorneys' fees related thereto), (l) the merger or consolidation of any Restricted Subsidiary of Borrower into any other Restricted Subsidiary of Borrower, so long as there is no Default, Unmatured Default or Event of Default immediately before and immediately after such transaction and (m) such other sales or other dispositions as may be agreed to by Agent in its Permitted Discretion.

                  "Permitted Farmout Agreement" means any Farmout Agreement entered into by Borrower and/or any of the other Loan Parties, as the farmor, in the ordinary course of business, (a) covering Farmout Property of Borrower and/or one or more other Loan Parties that does not include proved oil or natural gas properties (other than those (i) proved by the efforts to obtain production taken pursuant to such Farmout Agreement or (ii) that are not then otherwise included in Borrower's PV-10 or as a proved reserve in any reserve or other report prepared by or on behalf of Borrower in amount which exceeds either $150,000 with respect to any individual property subject to such Farmout Agreement or $500,000 when aggregated with any other proved oil or natural gas property then subject to such Farmout Agreement or any other Farmout Agreement) and (b) that, as determined in good faith by the Board of Directors of Borrower and evidenced by a resolution of such Board of Directors delivered to Agent (or, solely with respect to any Farmout with a Farmout Property Value not exceeding $1.0 million, as determined in good faith by the chief executive officer of Borrower and evidenced by an officers' certificate delivered to Agent), is in the best interests of the Loan Parties and does not adversely affect the ability of the Loan Parties to perform their respective obligations under the Loan Documents.

                  "Permitted   Investments"   means  (a)   investments  in  Cash
Equivalents, (b) investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) investments made in the ordinary course of, and of a nature that is customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including, without limitation, the entry into operating agreements, working interests, royalty interests, mineral leases, processing agreements, Farmout Agreements, division orders, contracts for the sale, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements and area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests and investments and expenditures in connection therewith; provided that for purposes of this clause (d), an investment in capital Stock, partnership or joint venture interests (other than interests arising from Permitted Farmout Agreements or other similar operating agreements entered into in the ordinary course of the Oil and Gas Business), limited liability company interests or other similar equity interests in a Person shall not constitute a Permitted Investment, (e) Investments constituting intercompany Indebtedness to the extent permitted pursuant to Section 7.1(i), (f) an Investment in the form of a guarantee by Borrower of Wamsutter Holdings, Inc.'s obligations as the general partner in Abraxas Wamsutter, L.P. so long as neither Wamsutter Holdings, Inc. nor Abraxas Wamsutter, L.P. conducts any business or operations,
(g) after the consummation of a Grey Wolf Stock Sale, if Grey Wolf is no longer a Subsidiary of Borrower or any Restricted Subsidiary, the equity or ownership interest of Borrower in Grey Wolf, (h) other Investments by Borrower or any Restricted Subsidiary in any Person so long as the aggregate fair market value of all such Investments (determined in good faith by the chief financial officer of the Company and measured as of the date each such Investment is made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (h) (net of returns of capital, dividends and interest paid on Investments and sales, liquidations and redemptions of Investments), does not exceed $500,000 after the Closing Date and
(i) other Investments as may be agreed to by Agent in its Permitted Discretion.

                  "Permitted Liens" means (a) Liens held by the Collateral Agent or Agent for the benefit of Lender Group, (b) Liens for unpaid taxes that either
(i) are not yet delinquent or (ii) do not constitute an Event of Default or an Unmatured Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases,
(e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, performance bonds, regulatory compliance in connection with the Oil and Gas Business or leases incurred in the ordinary course of business and not in connection with the borrowing of money, (i) Liens granted as security for surety bonds, performance bonds or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (j) Liens resulting from any judgment or award that is not an Event of Default or an Unmatured Default hereunder, (k) Liens with respect to the Real Property (not including Oil and Gas Properties) constituting easements, rights of way, zoning restrictions and other minor imperfections of title that do not materially interfere with or impair the use or operation thereof, (l) with respect to the Oil and Gas Properties, imperfections of title as described in title opinions delivered and which are acceptable to Agent, (m) Liens held by the Collateral Agent to secure the obligations evidenced by the New Notes Documents to the extent such Liens are subject to the Intercreditor Agreement and Liens held by the Collateral Agent to secure Indebtedness and other obligations under the Revolving Credit Facility Documents to the extent such Liens are subordinated to the Liens securing the Obligations and are subject to the terms of the Intercreditor Agreement, (n) Liens for royalties, overriding royalties, net profit interests, reversionary interests, operating agreements and other similar interests, properties, arrangements and agreements as they relate to Hydrocarbon Interests of Borrower, to the extent such Liens are customary in the Oil and Gas Business, are incurred in the ordinary course of business, do not secure Indebtedness for borrowed money and which secure sums which are not then required to be paid, (o) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of Borrower or any Restricted

Subsidiary on deposit with or in possession of such bank to the extent such Liens secure Indebtedness under clause (j) of Section 7.1, (p) Liens on cash and Cash Equivalents securing the performance obligations of Borrower under Hedging Agreements so long as the aggregate amount of obligations secured by such Liens at any time outstanding does not exceed $250,000, (q) Liens in favor of Persons financing unpaid insurance premiums so long as such Liens are limited to insurance policies with respect to which such premiums are financed, (r) non-consensual statutory Liens on pipeline or pipeline facilities, Hydrocarbons or properties and assets of Borrower or any Restricted Subsidiary of Borrower which arise out of operation of law and are not in connection with the borrowing of money, (s) Liens pursuant to documents governing Permitted Farmout Agreements, (t) Liens not otherwise permitted under this Agreement incurred in the ordinary course of business of Borrower or any Restricted Subsidiary of Borrower securing Indebtedness of Borrower or such Restricted Subsidiary in an aggregate principal amount at any time outstanding not to exceed $100,000 and
(u) other Liens securing other obligations of the Loan Parties to the extent permitted by Agent in its Permitted Discretion.

                  "Permitted Protest" means the right of Borrower or any of its Subsidiaries, as applicable, to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien or a Canadian provincial deemed trust) or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP,
(b) any such protest is instituted promptly and prosecuted diligently by Borrower or any of its Subsidiaries, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity or priority of any of the Liens of the Collateral Agent or Agent.

                  "Permitted PUD/PDNP Dispositions" means releases, surrenders, sales or other dispositions of properties or leasehold interests in properties with Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves so long as (i) no Default, Unmatured Default or Event of Default shall have occurred and be continuing prior to and after giving effect to such release, surrender, sale or disposition, (ii) the ratio of (A) the net cash proceeds received by Borrower or its Restricted Subsidiaries on the date of the consummation of such transaction as consideration for any such release, surrender, sale or disposition to (B) the PV-10 of the applicable Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves subject to such release, surrender, sale or disposition, as shown on the most recent Reserve Report, equals or exceeds 1.25 to 1.00, and (iii) the aggregate net cash proceeds received in connection with such releases, surrenders, sales or other dispositions do not exceed $1,000,000 after the Closing Date.

                  "Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of $500,000 (or such greater amount as may be agreed to by Agent) in its Permitted Discretion.

                  "Person"   means  natural   persons,   corporations,   limited
liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                  "Petroleum Engineers" means (i) DeGolyer & McNaughton, (ii) McDaniel & Associates Consultants Ltd. or (iii) such other petroleum engineers of recognized national standing as may be selected by Borrower with the prior consent of Agent.

                  "Pledge Agreement" means a pledge and security agreement, in form and substance satisfactory to Agent and the Collateral Agent, executed and delivered by each Loan Party to the Collateral Agent with respect to the pledge of the Stock (other than Stock of Grey Wolf) owned by, and promissory notes made in favor of, each such Loan Party.

                  "Pledged Grey Wolf Stock" has the meaning set forth in Section 4.3.

                  "Post-Nine Month Repayment Factor" means, with respect to the calculation of the respective Prepayment Fee (if any) associated with a repayment of Advances occurring on a day which is more than nine (9) months after the Closing Date, the result of 1.025 plus the following product:

                  ((the number of whole months between (x) the day on which such repayment is made and (y) the Closing Date) minus 9) multiplied by 0.03.

                  "Prepayment Fee" has the meaning set forth in Section 2.10(a).

                  "Projections" means forecasted Borrower's and Guarantor's (a) balance sheets, (b) profit and loss statements and (c) cash flow statements, all prepared on a basis consistent with Borrower's and Guarantor's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

                  "Pro Rata Share" means:

                  (a) with respect to a Lender's obligation to make the Loan and receive payments of principal, interest, fees, costs and expenses with respect thereto, (i) prior to the making of the Loan, the percentage obtained by dividing (x) such Lender's Commitment by (y) the aggregate amount of all Lenders' Commitments and (ii) from and after the making of the Loan, the percentage obtained by dividing (x) the principal amount of such Lender's portion of the Loan Amount by (y) the Loan Amount, and

                  (b) with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 16.7), the percentage obtained by dividing (i) the unpaid principal amount of such Lender's portion of the outstanding Loan by (ii) the aggregate unpaid principal amount of the outstanding Loan.

                  "Proved Developed Non-Producing Reserves" means those Oil and Gas Properties designated as "proved developed non-producing" (in accordance with the Definitions for Oil and Gas Reserves approved by the board of directors of the Society for Petroleum Engineers, Inc. from time to time) in the Reserve Report.

                  "Proved Developed Producing Reserves" means those Oil and Gas Properties designated as "proved developed producing" (in accordance with the Definitions for Oil and Gas Reserves approved by the board of directors of the

Society for Petroleum Engineers, Inc. from time to time) in the Reserve Report.

                  "Proved Reserves" means those Oil and Gas Properties designated as "proved" (in accordance with the Definitions for Oil and Gas Reserves approved by the board of directors of the Society for Petroleum Engineers, Inc. from time to time) in the Reserve Report.

                  "Proved Undeveloped Reserves" means those Oil and Gas Properties designated as "proved undeveloped" (in accordance with the
Definitions for Oil and Gas Reserves approved by the board of directors of the Society for Petroleum Engineers, Inc. from time to time) in the Reserve Report.

                  "PV-10" means, as of any date of determination, the sum of the present values of the amounts of net revenues before income taxes expected to be received in each of the months following the date of determination on the basis of estimated production from Proved Reserves during such months determined as follows:

                         (i) each such monthly net revenue amount shall be calculated (x) on the basis of the applicable NYMEX Strip Price for the appropriate category of oil or gas as of such date of determination, adjusting such price to reflect (A) the appropriate Basis Differential with respect to Hydrocarbons produced from specific Oil and Gas Properties of Borrower and as set forth on Exhibit PV-10, as such Exhibit may from time to time be amended at the request of Borrower with the written consent of Agent, (B) the prices for fixed price contracts for such month and (C) Btu content, (y) assuming that production costs remain constant throughout the periods of the calculation of such monthly net revenues and (z) otherwise applying the financial accounting and reporting standards prescribed by the SEC for application of the successful efforts method of accounting for such revenues under Rule 4-10 of Regulation S-X as promulgated by the SEC from time to time; and

                         (ii) the present value of each such monthly net revenue amount shall be determined by discounting each such monthly net revenue amount from the month in which it is expected to be received, on a monthly basis, to such date of determination at a rate of 10% per annum.

                  "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after (or such other period as may be agreed to by Agent), the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

                  "Qualified Capital" means (a) common Stock of Borrower or (b) other Stock of Borrower that is not (i) stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is mandatorily redeemable at the sole option of the holder thereof, in whole or in part, in either case, on or prior to 91 days after the payment in full in cash of all Obligations after the termination of the Commitments or (ii) Stock that, by its terms, by the terms of any security into which it is convertible or exchangeable, by contract or otherwise, requires, or upon the happening of an event or passage of time would require, the payment of dividends (other than dividends paid (A) in Qualified Capital and/or (B) from a segregated reserve account funded solely from the amounts paid by the purchaser or purchasers of such Stock in connection with the issuance and sale thereof) on or prior to 91 days after the payment in full in cash of all Obligations after the termination of the Commitments.

                  "Real Property" means any estates or interests in real property now owned or hereafter acquired by Borrower or any Guarantor and the improvements thereto.

                  "Real Property Collateral" means (i) the parcel or parcels of Real Property identified on Parts A and C of Schedule 5.22 and (ii) any Real Property hereafter (A) acquired by Borrower or any Guarantor in the case of Real Property constituting Oil and Gas Properties or (B) owned in fee in the case of Real Property not constituting Oil and Gas Properties.

                  "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

                  "Register" has the meaning set forth in Section 14.1(h).

                  "Registered Loan" has the meaning set forth in Section 2.12.

                  "Registered Note" has the meaning set forth in Section 2.12.

                  "Related Fund" has the meaning set forth in the definition of "Eligible Transferee".

                  "Related  Indebtedness" means (i) Indebtedness  related to any fees and expenses incurred by Borrower or any of its Subsidiaries (including, but not limited to, those owed to any Person not an Affiliate of Borrower or any of its Subsidiaries) in connection with any amendment (including any amendment and restatement thereof), supplement, replacement, restatement or other modification from time to time, including any agreements (and related instruments and documents) extending the maturity of, refinancing, substituting, replacing or other restructuring of all or any portion of the Indebtedness under the Loan Documents (and related instruments and documents) or any successor or replacement agreements (and related instruments and documents) and (ii) any capitalized interest, fees or other expenses incurred by Borrower or any of its Subsidiaries whether or not charged to the Loan Account or any similar account created under the Loan Documents.

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.

                  "Remaining  Excess  Proceeds"  has the  meaning  set  forth in
Section 2.3(c).

                  "Remedial  Action"  means all  actions  taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations or post-remedial operation and maintenance activities or (d) conduct any other actions authorized by 42 USC ss. 9601.

                  "Replacement Lender" has the meaning set forth in Section 15.2(a).

                  "Report" has the meaning set forth in Section 16.17.

                  "Reportable  Event"  means  any of  the  events  described  in
Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations.

                  "Required Lenders" means, at any time, Agent, if at such time Agent or an Affiliate of Agent is a Lender, together with Lenders whose Pro Rata Shares (as determined pursuant to paragraph (a) of the definition thereof) aggregate more than 50%.

                  "Reserve Report" means a report of the Petroleum Engineers in the form of the Initial Reserve Report, setting forth, as of June 30 or December 31 of any calendar year, and as of any other date on which a Reserve Report is required or permitted to be obtained pursuant to this Agreement, (i) the volumetric quantity (calculated using the same pricing assumptions as used in the calculation of PV-10) and the PV-10 (and, solely with respect to the Reserve Report dated December 31 of any year, the SEC Value), of the oil and gas reserves attributable to the Oil and Gas Properties of Borrower included in the calculation of the Borrowing Base (as such term is defined in the Revolving Credit Facility Agreement), together with a projection of the rate of production and future net income, taxes, operating expenses and Capital Expenditures with respect thereto as of such date, and (ii) such other information as Agent may reasonably request, all in form and substance satisfactory to Agent. Any reference herein to a Reserve Report without reference to the date thereof shall, unless the context otherwise requires, refer to the most recent Reserve Report.

                  "Reserve Report Delivery Date" means the date on which Agent receives from Borrower the most recent Reserve Report required to be delivered by Borrower in accordance with Section 6.2(e).

                  "Restricted Subsidiary" means each Subsidiary of Borrower or Guarantor other than (x) Grey Wolf and (y) any other Subsidiary of Borrower or Guarantor agreed to in writing by Agent.

                  "Revolving Credit Facility" means the Loan Agreement, dated as of the Closing Date, among Borrower, the Subsidiaries of Borrower party thereto, the lenders thereunder and the Revolving Credit Facility, as such may from time to time be amended, restated, replaced, supplemented, modified or otherwise changed in accordance with the terms of this Agreement.

                  "Revolving Credit Facility Administration Agent" means Wells Fargo Foothill, Inc., as agent for the lenders under the Revolving Credit Facility and any successor thereto as may be appointed pursuant to the terms of the Revolving Credit Facility.

                  "Revolving Credit Facility Documents" means the Revolving Credit Facility and each other agreement, instrument and document related thereto, as such may from time to time be amended, restated, replaced, supplemented, modified or otherwise changed in accordance with the terms of this Agreement.

                  "SEC"  means  the  United  States   Securities   and  Exchange
Commission and any successor thereto.

                  "SEC Value" means the future net revenues before income taxes from Proved Reserves, estimated utilizing the actual price for the appropriate category of oil or gas as of the date of determination and assuming that oil and natural gas prices and production costs thereafter remain constant, then discounted at the rate of 10% per year to obtain the present value and otherwise applying the financial accounting and reporting standards prescribed by the SEC for application of the successful efforts method of accounting under Rule 4-10 and Regulation S-X as promulgated by the SEC from time to time.

                  "Securities Account" means a "securities account" as that term is defined in the Code.

                  "Shared   Collateral"   means  the   assets   and   properties
constituting   "Collateral"  under  or  as  contemplated  by  the  Intercreditor
Agreement.

                  "Solvent" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act or any similar law in Canada).

                  "Standard & Poor's" means Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. and any successor thereto.

                  "Stock" means all shares, options, warrants, interests, participations or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

                  "Subsidiary" means, with respect to any Person, a corporation, partnership, limited liability company or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company or other entity.

                  "Tax Payments" has the meaning set forth in Section 6.6.

                  "Taxes" has the meaning set forth in Section 16.11.

                  "Unmatured Default" means an event, condition or default under Sections 8.2 or 8.11 that, after giving of notice by Agent to Borrower, would be an Event of Default.

                  "Voidable Transfer" has the meaning set forth in Section 17.7.

                  1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial or related covenant or a related definition, it shall be understood to mean Borrower and its Restricted Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

                  1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

                  1.4 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or". The words "hereof", "herein", "hereby", "hereunder" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders and supplements thereto and thereof, as applicable (subject to any restriction on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders and supplements set forth therein or herein). Any reference herein to any law or other legislation or to any provision of any law or other legislation shall include any amendment, modification or re-enactment thereof, any law or other legislative provision substituted therefor and all regulations, rules and interpretations issued thereunder or pursuant thereto. Any reference herein to any Person shall be construed to refer to and include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

                  1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference, and all references herein to this Agreement shall include such schedules and exhibits as so incorporated.

            2.    LOANS AND TERMS OF PAYMENT.

                  2.1 Loan. Subject to the terms and conditions of this Agreement, each Lender agrees (severally, not jointly or jointly and severally) to make loans (the "Advances" and, collectively, the "Loan") to Borrower on the Closing Date in an amount equal to such Lender's Pro Rata Share of the Loan Amount.

         2.2      Borrowing Procedures.

                  (a) Making of Advances.

                         (i) Each Lender shall make the amount of such Lender's Pro Rata Share of the Borrowing available to Agent in immediately available funds, to Agent's Account, not later than 10:00 a.m. (California time) on the Closing Date. After Agent's receipt of the proceeds of such Advances, upon satisfaction of the conditions precedent set forth in Section 3, Agent shall make the proceeds thereof available to Borrower on the Closing Date by transferring immediately available funds equal to such proceeds received by Agent to Borrower's Designated Account; provided, however, that, Agent shall not request any Lender to make, and no Lender shall make, any Advance if Agent shall have actual knowledge that one or more of the conditions precedent set forth in Section 3 will not be satisfied on the Closing Date unless such condition has been waived.

                         (ii) Agent may assume that each Lender will make the amount of that Lender's Pro Rata Share of the Loan available to Agent in immediately available funds on the Closing Date pursuant to Section 2.2(a)(i), and Agent may (but shall not be so required),in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds pursuant to Section 2.2(a)(i) and Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following the Closing Date make such amount available to Agent, together with interest at the Base Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance on the date of the Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Closing Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent (or if required by the Intercreditor Agreement, to the Collateral Agent) for Agent's account, together with interest thereon for each day elapsed since the date of the Borrowing, at a rate per annum equal to the Base Rate. The failure of any Lender to make any Advance on the Closing Date shall not relieve any other Lender of any obligation hereunder to make an Advance on the Closing Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the Closing Date.

                         (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payment made by Borrower to Agent for the Defaulting Lender's benefit and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payment to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender's Advance was funded by the other members of the Lender Group) or, if so directed by Borrower and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender's Advance was not funded by the Lender Group), retain same to be re-advanced to Borrower as if such Defaulting Lender had made Advances to Borrower. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero. This Section 2.2(a)(iii) shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have beendeclared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent and Borrower shall have waived such Defaulting Lender's default in writing or (z) the Defaulting Lender makes its Pro Rata Share of the Advance and pays to Agent all amounts owing by such Defaulting Lender in respect thereof. The operation of this Section 2.2(a)(iii) shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder or to relieve or excuse the performance by Borrower of its duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder and agrees to execute and deliver a completed form of Assignment and Acceptance Agreement in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever; provided further, however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups' or Borrower's rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

                         (b)  Notation.  Agent  shall  record  on its  books the
principal amount of the Advances owing to each Lender from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting conclusive evidence, absent manifest error, of the accuracy of the information contained therein.

                         (c) Lenders' Failure to Perform.  All Advances shall be
made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit (if any)) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

            2.3   Payments.

                  (a) Payments by Borrower.

                      (i) Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent's Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                      (ii) Unless Agent  receives  notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower does not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                  (b) Apportionment and Application of Payments.

                      (i) Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents
(including letter agreements, if any, between and/or among Agent and/or individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations held by each Lender) and payments of fees and expenses shall be apportioned ratably among the Lenders (other than (x) payments received while no Unmatured Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees, (y) payments received from the Collateral Agent during the existence of a Default Period (as such term is defined in the Intercreditor Agreement) which relate to the payment of specific Obligations as set forth in Section 4.06(b) of the Intercreditor Agreement and
(z) payments received in respect of an Agent Directed Sale, which will be governed by Section 4.05 of the Intercreditor Agreement to the extent inconsistent with this Section 2.3(b)(i), and all proceeds of Accounts or other Collateral received by Agent, shall, subject to the terms of the Intercreditor Agreement and Sections 2.3(b)(v), be applied (unless otherwise agreed by the Required Lenders) as follows:

                      (A) first, to pay any Lender Group Expenses then due to Agent under the Loan Documents, until paid in full,

                      (B) second, to pay any Lender Group Expenses then due to the Lenders under the Loan Documents, on a ratable basis, until paid in full,

                      (C) third, to pay any fees then due to Agent (in each case for its separate account and after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents, until paid in full,

                      (D) fourth, to pay any fees then due to any or all of the Lenders (after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents, on a ratable basis, until paid in full,

                      (E) fifth, to pay interest due in respect of the Advances, until paid in full,

                      (F) sixth, to pay the principal of all Advances, until paid in full,

                      (G) seventh, to pay the applicable Prepayment Premium (if any), until paid in full,

                      (H) eighth, to pay any other Obligations, until paid in full, and

                      (I) ninth, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law or under the Intercreditor Agreement.

                  (ii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive.

                  (iii) In each instance, so long as no Unmatured Default or Event of Default has occurred and is continuing, Section 2.3(b)(i) shall not be deemed to apply to any payment by Borrower specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

                  (iv) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

                  (v) In the event of a direct conflict between the priority provisions of this Section 2.3 and other provisions contained in any other

   Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3 shall control and govern; provided, however, notwithstanding the foregoing or anything else to the contrary contained in this Agreement, if Borrower, any Guarantor or any member of the Lender Group is required by the terms of the Intercreditor Agreement to make, apply or retain any payment or proceeds, or to take any other action or refrain from taking any other action, in a manner which but for this proviso would conflict with the terms of this Agreement (including this Section 2.3), then Borrower, such Guarantor or such member of the Lender Group, as the case may be, shall comply with the terms of the Intercreditor Agreement without regard to the conflicting terms of this Agreement (but only to the extent of such conflict).

                      (c) Remaining Excess Proceeds After Net Proceeds Offer. If Borrower completes a Net Proceeds Offer pursuant to the New Notes Indenture and $250,000 or more of Excess Proceeds remain (as if not reset to zero pursuant to the New Notes Indenture) following completion of such Net Proceeds Offer (such Excess Proceeds, the "Remaining Excess Proceeds"), Borrower shall

                         (i) within five (5) Business Days thereafter, provide written notice to Agent stating (A) that Borrower completed a Net Proceeds Offer pursuant to the New Notes Indenture, (B) the date upon which such Net Proceeds Offer was completed and (C) the amount of such Remaining Excess Proceeds; and

                         (ii) on the first Interest Payment Date occurring after the ninth (9th) Business Day following the day upon which such Net Proceeds Offer is completed, prepay Advances in an amount equal to the lesser of (A) the aggregate amount of Advances outstanding on such Interest Payment Date and (B) the difference of (I) such Remaining Excess Proceeds and (II) the Prepayment Fee associated with such prepayment.

This Agreement shall terminate, and any obligation of a Lender to extend credit hereunder shall terminate, if, upon consummation of any prepayment pursuant to this Section 2.3(c), (i) there are no Obligations (including, without limitation, the Prepayment Fee associated with such prepayment) outstanding upon consummation of such prepayment and (ii) Borrower delivers to Agent a certificate executed by an Authorized Person of Borrower certifying that there are no outstanding Obligations.

                  2.4 Repayment of Obligations. Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs and expenses) in Dollars in full to the Lender Group as and when due and payable under the terms of this Agreement and the other Loan Documents.

                  2.5 Interest Rates; Payments and Calculations.

                      (a) Interest Rates. Except as provided in clause (b) below, all Obligations, whether or not charged to the Loan Account pursuant to the terms hereof, shall bear interest on the Daily Balance thereof at a per annum rate equal to the Base Rate.

                      (b) Default Rate. Upon the occurrence and during the continuation of an Event of Default (and at the election of Agent or the Required Lenders), all Obligations, whether or not charged to the Loan Account pursuant to the terms hereof, shall bear interest on the Daily Balance thereof at a per annum rate equal to 4.00 percentage points above the per annum rate otherwise applicable hereunder.

                      (c) Payment.

                          (i) Without limiting clause (ii)(B) below, interest in respect of the Obligations shall be due and payable, in arrears, on the first Business Day of each month at any time that Obligations are outstanding (each such date, an "Interest Payment Date"). All fees payable hereunder shall be due and payable on the date upon which such fees are due and payable hereunder. Borrower hereby authorizes Agent, from time to time without prior notice to Borrower, to, and Agent agrees that it may (at its sole and absolute discretion), charge such interest and fees, all Lender Group Expenses (as and when incurred), the fees and costs provided for in
     Section 2.10 (as and when accrued or incurred) and all other payments as and when due and payable under any Loan Document, to Borrower's Loan Account, which amounts thereafter shall be deemed to constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to Borrower's Loan Account and shall thereafter be deemed to constitute an Advance hereunder and shall accrue interest at the Base Rate in existence from time to time.

                          (ii) All interest accruing on Obligations pursuant to the terms of this Agreement shall be (A) payable in immediately available funds on the respective Interest Payment Date during the period beginning on the Closing Date and ending on the first anniversary of the Closing Date and (B) thereafter capitalized on each Interest Payment Date by being charged to Borrower's Loan Account and deemed to constitute an Advance hereunder which shall accrue interest at the applicable Base Rate in existence from time to time.

                      (d) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360-day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

                      (e) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

                  2.6 Cash Management. The Loan Parties shall establish and maintain cash management services in accordance with the requirements set forth in the Collateral Documents.

                  2.7 Crediting Payments. Without limiting Section 2.5(c)(ii)(B), the receipt of any payment item by Agent shall not be considered a payment on account unless such payment item is a wire transfer of immediately available funds made to the Agent's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, but without limiting Section 2.5(c)(ii)(B), any payment item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 11:00 a.m. (California time). Without limiting Section 2.5(c)(ii)(B), if any payment item is received into the Agent's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

                  2.8 Designated Account. Agent is authorized to make the Advances under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.5(c). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances made hereunder. Unless otherwise agreed by Agent and Borrower, any Advance made hereunder shall be made to the Designated Account.

                  2.9 Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances made by (or deemed to be made by) Agent or the Lenders to Borrower or for Borrower's account and all other payment Obligations hereunder or under the other Loan Documents, including accrued interest, fees and expenses and Lender Group Expenses. In accordance with Section 2.7, the Loan Account will be credited with all payments received by Agent from Borrower or for Borrower's account. Agent shall render statements regarding the Loan Account to Borrower, including principal, interest, fees and an itemization of all charges and expenses constituting
Lender Group Expenses owing, and each such statement shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

                  2.10 Fees and Charges. Borrower shall pay to Agent the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter):

                         (a)  Prepayment  Fee.  On any day on  which  all or any
portion of the Advances are repaid in whole or in part prior to the Maturity Date (including, without limitation, pursuant to Sections 2.3(c) or 3.4), Borrower shall, as a condition to making such repayment, pay a prepayment fee (a "Prepayment Fee") equal to:

                              (i) if such  repayment  occurs  on or prior to the
     day which is nine (9) months after the Closing Date, the product of (A) the aggregate amount of Advances being so repaid and (B) 1.025; and

                              (ii) if such  repayment  occurs  on a day which is
     more than nine (9) months after the Closing Date, the product of (A) the aggregate amount of Advances being so repaid and (B) the Post-Nine Month Repayment Factor.

Such Prepayment Fee shall be apportioned among the Lenders in accordance with their respective Pro Rata Share of the then outstanding Advances (without giving effect to the repayment of which such Prepayment Fee is the subject).

                          (b) Fee Letter Fees. As and when due and payable under
the terms of the Fee Letter, Borrower shall pay to Agent the fees set forth in the Fee Letter.

                          (c) Audit,  Appraisal and Valuation  Charges.  For the
separate account of Agent, Borrower shall pay audit, appraisal and valuation fees and charges as follows, (i) a fee of $850 per day, per auditor (such fees for all auditors for any single financial audit not to exceed $5,000 in the aggregate), plus out-of-pocket expenses for each financial audit of a Loan Party performed by personnel employed by Agent, (ii) a fee of $1,500 per day per appraiser, plus out-of-pocket expenses, for each appraisal of the Collateral performed by personnel employed by Agent, and (iii) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third
Persons to perform financial audits of any Loan Party, to appraise the Collateral, or any portion thereof, to review or examine the Oil and Gas Properties of any Loan Party or to assess any Loan Party's business valuation, provided, that, (x) with respect of clause (i) above, so long as no Unmatured Default or Event of Default shall have occurred and be continuing, Borrower shall not be obligated to pay for more than four (4) financial audits during any calendar year and (y) with respect to any Reserve Report requested by Borrower or Agent (in addition to the Reserve Reports required to be delivered semi-annually by Borrower to Agent pursuant to Section 6.2(e)), the party requesting the issuance of such Reserve Report shall pay the costs and expenses associated therewith in the absence of a continuing Default, Unmatured Default or Event of Default (and during a continuing Default or Event of Default, such Reserve Report shall be at Borrower's sole cost and expense).

                  2.11 Capital Requirements. If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify Borrower and Agent thereof. Following receipt of such notice, Borrower agrees to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods.

                  2.12 Registered Loans and Registered Notes. Borrower agrees to record each Advance on the Register referred to in Section 14.1(h). Each Advance recorded on the Register (a "Registered Loan") may not be evidenced by promissory notes other than Registered Notes (as defined below). Upon the registration of any Advance, Borrower agrees, at the request of any Lender, to execute and deliver to such Lender a promissory note, in conformity with the terms of this Agreement, in registered form to evidence such Registered Loan, in form and substance reasonably satisfactory to Agent and such Lender, and registered as provided in Section 14.1(h) (a "Registered Note"), payable to the order of such Lender and otherwise duly completed. Once recorded on the Register, each Advance may not be removed from the Register so long as it or they remain outstanding, and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

                  2.13 Repayment of Advances. Borrower may prepay Advances at any time, but in each case subject to Section 2.10(a) and to the following terms and conditions and, if applicable, to Sections 2.3(c) and 3.4, but without payment of any fee other than as set forth in Section 2.10(a):

                        (a) Borrower shall have provided 10 days' prior written notice to Agent of the prepayment date and the amount of such prepayment or, in the case of a prepayment being made pursuant to Section 2.3(c), shall have complied with such Section 2.3(c); and

                        (b) except for any such prepayment in connection with the termination of this Agreement pursuant to Section 3.4, each such prepayment shall occur on and be effective as of an Interest Payment Date.

            3. CONDITIONS; TERM OF AGREEMENT; TERMINATION OF AGREEMENT AND REDUCTION OF COMMITMENTS.

                  3.1 Conditions Precedent to the Making of the Loan. The obligation of the Lender Group (or any member thereof) to make the Loan (or otherwise to extend any credit provided for hereunder) is subject to the fulfillment, to the satisfaction of Agent, of each of the conditions precedent set forth below:

                  (a) the Collateral Agent and Agent shall have received and filed all UCC or other financing statements required by the Collateral Agent or Agent, duly executed or otherwise authorized by Borrower or any Guarantor, and Agent shall have received evidence reflecting the filing of all such financing statements;

                  (b) Agent (and, to the extent that the Collateral Agent is a party thereto, the Collateral Agent) shall have received each of the following documents, in form and substance satisfactory to Agent and the Collateral Agent, as applicable, duly executed, and each such document shall be in full force and effect:

                      (i) the Contribution Agreement,

                      (ii) the Flow of Funds Agreement,

                      (iii) the Fee Letter,

                      (iv) the Mortgages,

                      (v) if the Closing Date is not the same date that this Agreement is executed and delivered by the Loan Parties and the Lender Group, an officer's certificate executed and delivered on behalf of Borrower by one of its Authorized Persons stating that (i) the representations and warranties of the Loan Parties in this Agreement are true and correct on and as of the Closing Date (except to the extent such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date) and (ii) the Loan Parties have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder on or prior to the Closing Date,

                      (vi) a Pledge Agreement from each Loan Party, together with all certificates representing the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank and all promissory notes pledged thereunder as well as allonges with respect thereto endorsed in blank,

                      (vii) the Grey Wolf Pledge Agreement, together with all certificates representing the shares of Pledged Grey Wolf Stock, as well as Stock powers with respect thereto endorsed in blank,

                      (viii) the Intercreditor Agreement, and

                      (ix) the Pay-Off Letter;

                  (c) Agent shall have received a certificate from the Secretary of Borrower (i) attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same and (ii) certifying the names and true signatures of the officers of Borrower authorized to sign each Loan Document to which Borrower is a party;

                  (d) Agent shall have received copies of Borrower's Governing Documents, as amended, modified or supplemented to the Closing Date, certified by the Secretary of Borrower;

                  (e) Agent shall have received a certificate of status with respect to Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

                  (f) Agent shall have received certificates of status with respect to Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change (which such jurisdictions are set forth on Schedule 3.1(f)), which certificates shall indicate that Borrower is in good standing in such jurisdictions;

                  (g) Agent shall have received a certificate from the Secretary of each Guarantor (i) attesting to the resolutions of such Guarantor's Board of Directors authorizing its execution, delivery and performance of the Loan Documents to which such Guarantor is a party and authorizing specific officers of such Guarantor to execute the same and (ii) certifying the names and true signatures of the officers of such Guarantor authorized to sign each Loan Document to which such Guarantor is a party;

                  (h) Agent shall have received copies of each Guarantor's Governing Documents, as amended, modified or supplemented to the Closing Date, certified by the Secretary of such Guarantor;

                  (i) Agent shall have received a certificate of status with respect to each Guarantor, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Guarantor, which certificate shall indicate that such Guarantor is in good standing in such jurisdiction;

                  (j) Agent shall have received certificates of status with respect to each Guarantor, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Guarantor) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change (which such jurisdictions are set forth on Schedule 3.1(j)), which certificates shall indicate that such Guarantor is in good standing in such jurisdictions;

                  (k) Agent shall have received copies of Grey Wolf's Governing Documents, as amended, modified or supplemented to the Closing Date, certified by the Secretary Grey Wolf;

                  (l) Agent shall have received a certificate of status with respect to Grey Wolf, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Grey Wolf, which certificate shall indicate that Grey Wolf is in good standing in such jurisdiction;

                  (m) Agent shall have received certificates of status with respect to Grey Wolf, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of Grey Wolf) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change (which such jurisdictions are set forth on Schedule 3.1(m)), which certificates shall indicate that Grey Wolf is in good standing in such jurisdictions;

                  (n) Agent shall have received certificates of insurance, together with the endorsements thereto, as are required by Section 6.7, the form and substance of which shall be satisfactory to Agent;

                  (o) Agent shall have received an opinion, in form and substance satisfactory to Agent, from each of (i) Cox Smith and Matthews Incorporated, counsel to the Loan Parties and Grey Wolf, (ii) Bryan Cave LLP, special New York counsel to the Loan Parties and Grey Wolf, and (iii) Osler, Hoskin & Harcourt LLP, special Canadian counsel to Grey Wolf;

                  (p) Agent shall have received satisfactory evidence (including a certificate of the chief financial officer of Borrower) that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income and franchises (including Real Property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

                  (q) Agent shall (i) be satisfied that the debt and capital structure of Borrower and its Subsidiaries, after giving effect to the Capital Restructuring, including the Loan under this Agreement, is consistent with the projections of Borrower and its Subsidiaries previously delivered to Agent and
(ii) have received financial reports of Borrower and its Subsidiaries for the month ending immediately prior to the Closing Date;

                  (r) Borrower shall pay all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement;

                  (s) (i) Agent shall have received updated land records and/or title searches and abstracts of Oil and Gas Properties of Borrower, the review of which shall be satisfactory to Agent and (ii) the Collateral Agent shall have received Mortgages on such Oil and Gas Properties of Borrower, for the benefit of the Lender Group, that are valid and enforceable second priority mortgage Liens on such Oil and Gas Properties of Borrower free and clear of all Liens except Permitted Liens;

                  (t) the Collateral Agent shall have been granted, for the benefit of the Lender Group, a second priority perfected security interest in all of the Stock of each Subsidiary of Borrower (other than Grey Wolf) owned, directly or indirectly, by Borrower, free and clear of all Liens except Permitted Liens;

                  (u) Agent shall have been granted, for the benefit of the Lender Group, a first priority perfected security interest in all of the Stock of Grey Wolf beneficially owned, directly or indirectly, by Borrower, free and clear of all Liens except Permitted Liens;

                  (v) Agent shall have received the Initial Reserve Report, which shall be satisfactory to the Lender Group;

                  (w) Agent shall have received satisfactory evidence verifying all production taxes and royalty payments pertaining to each well comprising a part of the Oil and Gas Properties of Borrower and its Subsidiaries are current;

                  (x) Borrower shall have entered into the New Notes Indenture, the terms and conditions of which are set forth in Borrower's Offering Memorandum, dated October 21, 2004, which New Notes Indenture shall be in compliance with all applicable laws;

                  (y)  Agent  shall  have  received  an  Officer's   Certificate
executed and delivered on behalf of Borrower by an Authorized Officer of Borrower, in form and substance satisfactory to Agent confirming, and Agent shall be satisfied, that:

                      (i) the conditions precedent (other than the satisfaction (or waiver) of the conditions precedent to (i) the making of the Loan contained in this Agreement, (ii) the making of the term loan contained in the Grey Wolf Credit Facility or (iii) the initial extension of credit contained in the Revolving Credit Facility) to the obligation of the Initial Purchaser to purchase $125,000,000 aggregate principal amount of the New Notes pursuant to the New Notes Purchase Agreement have been satisfied (or waived) in accordance with the terms of the New Notes Purchase Agreement,

                      (ii) the conditions precedent (other than the satisfaction (or waiver) of the conditions precedent to (i) the making of the Loan contained in this Agreement, (ii) the purchasing of the New Notes by the Initial Purchaser contained in the New Notes Purchase Agreement or (iii) the initial extension of credit contained in the Revolving Credit Facility) to the obligation of the lenders under the Grey Wolf Credit Facility to make a term loan in the principal amount of $35,000,000 to Grey Wolf have been satisfied (or waived) in accordance with the terms of the Grey Wolf Credit Facility, and

                      (iii) the conditions precedent (other than the satisfaction (or waiver) of the conditions precedent to (i) the making of the Loan contained in this Agreement, (ii) the making of the term loan contained in the Grey Wolf Credit Facility or (iii) the purchasing of the New Notes by the Initial Purchaser contained in the New Notes Purchase Agreement) to the obligation of the lenders under the Revolving Credit Facility to make revolving credit loans in the aggregate principal amount, at any one time outstanding, not to exceed $15,000,000 have been satisfied (or waived) in accordance with the terms of the Revolving Credit Facility;

                  (z) no Material Adverse Change since June 30, 2004 shall have occurred;

                  (aa) Agent shall have received evidence that Borrower shall have entered into Commodity Hedging Agreements with respect to its Hydrocarbon production with one or more counterparties rated investment grade by Moody's and Standard & Poor's, or the equivalent by a rating agency acceptable to Agent or with a counterparty otherwise reasonably acceptable to Agent, with the aggregate notional volumes of Hydrocarbons covered by such Commodities Hedging Agreements constituting not less than 25% and not more than 75% of the aggregate amount of Borrower's estimated Hydrocarbon production volumes on an mcf equivalent basis (where one barrel of oil is equal to six mcf of gas) for the succeeding six calendar months after the Closing Date from Oil and Gas Properties classified as Proved Developed Producing Reserves in the Initial Reserve Report plus the estimated production from anticipated drilling by Borrower or its Subsidiaries during such succeeding six months;

                  (bb) Agent shall have received a fully executed copy of each Capital Restructuring Document set forth on Schedule 3.1(bb), together with a certificate of an Authorized Officer of Borrower certifying each such document as being a true, correct and complete copy thereof and that such agreements, documents or instruments remain in full force and effect and that none of the Loan Parties has breached or defaulted in any of its obligations under such agreements, documents or instruments;

                  (cc) Borrower shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the Capital Restructuring and the execution and delivery by Borrower and each Guarantor of this Agreement or any other Loan Document or with the consummation of the transactions contemplated by the Capital Restructuring and hereby and thereby;

                  (dd) Agent shall have received evidence that (i) Borrower shall have deposited funds sufficient to effect a redemption or discharge, on terms satisfactory to Agent, of the Existing Notes and shall have effected such redemption or discharge of such Existing Notes in compliance with all applicable laws and pursuant to documents satisfactory to Agent and (ii) immediately upon the deposit of such funds, the Existing Notes Indenture Trustee shall have terminated, discharged and released its Liens and mortgages on all of properties and assets of the Borrower Parties and shall have delivered and/or authorized the filing of UCC and PPSA termination statements, discharges or release or mortgages and such other documentation evidencing such termination, discharge and release (such redemption and terminations described in clauses (i) and (ii) collectively the "Existing Note Redemption");

                  (ee) all other documents and legal matters in connection with the transactions contemplated by this Agreement and the Capital Restructuring shall have been delivered, executed or recorded and shall be in form and substance satisfactory to Agent;

                  (ff) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct on and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date);

                  (gg) no Default or Event of Default shall have occurred and be continuing on the Closing Date, nor shall either result from the making of the Loan; and

(hh) no injunction, writ, restraining order or other order of any nature prohibiting, directly or indirectly, the extending of the Loan shall have been issued and remain in force by any Governmental Authority against Borrower, any Guarantor, Agent, any Lender or any of their Affiliates.

                  3.2 Term.  This  Agreement  shall  become  effective  upon the execution and delivery hereof by Borrower, each Guarantor, Agent and the Lenders and shall continue in full force and effect for a term ending on the sixth (6th) anniversary of the Closing Date (the "Maturity Date"). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

                  3.3 Effect of Termination. On the date of termination of this Agreement, all Obligations immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower or the Guarantors of their respective duties, Obligations or covenants hereunder and the Collateral Agent's and Agent's respective Liens in the Collateral (with respect to the Obligations) shall remain in effect until all Obligations have been fully and finally discharged and any obligation of Lender to provide additional credit hereunder has been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and any obligation of Lender to provide additional credit under the Loan Documents has been terminated irrevocably, Agent will, and will authorize the Collateral Agent to, at Borrower's sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Liens of the Collateral Agent and Agent, and all notices of security interests and liens previously filed, with respect to the Obligations.

                  3.4 Early Termination. Without limiting Section 2.3(c), Borrower shall have the option, at any time upon 15 days' prior written notice to Agent, to terminate this Agreement by paying to Agent, on any Business Day (which need not be an Interest Payment Date), in cash, the then outstanding Obligations, in full, together with the applicable Prepayment Fee. If Borrower has sent a notice of termination pursuant to the provisions of this Section 3.4, then any obligation of a Lender to extend credit hereunder shall terminate and Borrower shall be obligated to repay the Obligations, in full, together with the applicable Prepayment Fee, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of the Required Lenders to terminate after the occurrence of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, (d) repayment of all the Obligations with Remaining Excess Proceeds pursuant to Section 2.3(c), (e) repayment of all the Obligations upon a Change of Control or (f) restructure, reorganization or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure or arrangement in any Insolvency Proceeding, then, in view of the


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

impracticability and extreme difficulty of ascertaining the actual amount of damages to Lenders or profits lost by the Lenders as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lenders, Borrower shall pay the applicable Prepayment Fee to the Lenders, measured as of the date of such termination; provided, however, that Borrower shall not be obligated to pay the applicable Prepayment Fee pursuant to the preceding sentence if, in connection with the termination of this Agreement pursuant to the preceding sentence, the repayment of the Obligations at any time prior to the Maturity Date is from the proceeds received by Borrower pursuant to (x) a public or private placement of stock (including a placement in the form of a merger) or subordinated indebtedness of any Loan Party, (y) a sale of assets of any Loan Party or (z) a financing facility provided by, or consented to by, Agent.

            4.    ACKNOWLEDGEMENT OF SECURITY INTEREST; PLEDGED GREY WOLF STOCK

                  4.1 Acknowledgement of Security Interest. Each Loan Party hereby acknowledges the grant to the Collateral Agent, for the benefit of the Lender Group, of the security interests in the Collateral created by the Intercreditor Agreement and the other Collateral Documents in order to secure prompt repayment of any and all of the Obligations or the Guaranteed Obligations (as the case may be) in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by each such Loan Party of each of its covenants and duties under the Loan Documents.

                  4.2 Right to Inspect Collateral. Agent and each Lender (through any of their respective officers, employees, or agents) shall have the right, upon notice to Borrower, which notice shall not be required upon the occurrence and during the continuance of an Unmatured Default or Event of Default, from time to time hereafter (i) to inspect the Books and to check, test, and appraise the Collateral and review and examine the Oil and Gas Properties of Borrower in order to verify Borrower's or any Guarantor's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral, and (ii) to inspect the books, records, properties and assets of Grey Wolf in order to verify Grey Wolf's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Pledged Grey Wolf Stock.

                  4.3 Security Interest in Pledged Grey Wolf Stock. Borrower hereby grants to Agent, for the benefit of the Lender Group, a Lien and security interest in all of the Stock of Grey Wolf in accordance with the provisions of the Grey Wolf Pledge Agreement (such Stock, the "Pledged Grey Wolf Stock"), in order to secure prompt repayment of any and all of the Obligations or the Guaranteed Obligations (as the case may be) in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by each such Loan Party of each of its covenants and duties under the Loan
Documents. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, no Loan Party shall have authority, express or implied, to dispose of any item or portion of the Pledged Grey Wolf Stock (or any proceeds thereof).

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

            4.4 Delivery of  Additional  Documentation  Required;  Stock of Grey
Wolf.

                  (a) At any time upon the request of Agent, Borrower shall execute and deliver to Agent stock powers, powers of attorney, security agreements, pledges, assignments, and all other documents (collectively, the "Additional Documents") that Agent may request, in form and substance reasonably satisfactory to Agent, to create and perfect and continue perfected or better perfect the Agent's Lien in the Pledged Grey Wolf Stock (whether now owned or hereafter acquired), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents, including the Grey Wolf Stock Pledge Agreement.

                  (b) Subject to the provisions of the Grey Wolf Stock Pledge Agreement, the executive officers of Borrower may attend any meeting of the holders of equity interests of Grey Wolf that are held by Borrower and, in the name of and on behalf of Borrower thereat, vote and exercise any or all other powers of Borrower as a holder of the Pledged Grey Wolf Stock and, unless otherwise provided by the Board of Directors, such executive officers may from time to time appoint an attorney or attorneys or agent or agents of Borrower in the name and on behalf of Borrower to cast votes which Borrower may be entitled to cast as a holder of such Pledged Grey Wolf Stock (and may instruct the person or person so appointed as to the manner of casting such votes or acting upon such matters as may come before the meeting, and may execute or cause to be executed on behalf of Borrower and under its corporate seal or otherwise such written proxies, consents, waivers or other instruments as such person or persons may deem necessary or proper in the circumstances). Notwithstanding the foregoing, until such time as the Obligations have been paid in full, upon the occurrence of an Event of Default, Borrower and such executive officers shall only exercise their rights with respect to the Pledged Grey Wolf Stock at the direction of Agent notwithstanding that Borrower may be the registered holder of such Pledged Grey Wolf Stock.

            4.5 Power of Attorney. Borrower hereby irrevocably makes, constitutes and appoints Agent (and any of Agent's officers, employees or agents designated by Agent, as the case may be) as Borrower's true and lawful attorney, with power to if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents described in Section 4.4, The appointment of each of Agent as such Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

        5.  REPRESENTATIONS AND WARRANTIES.

            In order to induce the Lender Group to enter into this Agreement, each Loan Party, jointly and severally, makes the following representations and warranties to the Lender Group, which shall be true, correct and complete on and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date), and such representations and warranties shall survive the execution and delivery of this Agreement:

            5.1 No Encumbrances. The Loan Parties have good and indefeasible title to the Collateral and the Real Property (other than Oil and Gas Properties constituting Real Property) or good and defeasible title to Oil and Gas Properties constituting Real Property, free and clear of Liens except for Permitted Liens.

            5.2 Equipment. All of the Equipment is used or held for use in the business of a Loan Party and is fit for such purposes.

            5.3 Location of Inventory and Equipment. The Equipment is located only at the locations identified on Schedule 5.3, other than such Equipment in transit or temporarily removed to a location not identified therein for refurbishment or repair. There is no location at which any Loan Party has any Inventory, including Hydrocarbon products (except for Hydrocarbon products in transit), other than the locations identified on Schedules 5.3 and 5.22. Each of
Schedule 5.3 and 5.22 contains a true, correct and complete list of each location at which Hydrocarbon products of the Loan Parties are stored.

            5.4 Inventory Records. Each Loan Party keeps correct and accurate records itemizing and describing the type and quantity of its Inventory and the book value thereof.

            5.5 Location of Chief Executive Office; FEIN.

                (a) The chief executive office of each Loan Party is located at the address indicated on Schedule 5.5 and such Loan Party's FEIN is identified on Schedule 5.5.

                (b) Each Loan Party's organizational identification number is identified on Schedule 5.5.

                (c) No Loan Party holds any commercial tort claims, except as identified on Schedule 5.5.

            5.6 Due Organization and Qualification; Subsidiaries.

                (a) Each Loan Party is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in each jurisdiction where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

                (b) Set forth on Schedule 5.6(b) is a complete and accurate description of the authorized capital Stock of Borrower, by class, and a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 5.6(b), there are no subscriptions, options, warrants or calls relating to any shares of Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

                (c) Set forth on Schedule 5.6(c) is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing (i) the jurisdiction of their organization, (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                (d) Except as set forth on Schedule 5.6(c), there are no subscriptions, options, warrants or calls relating to any shares of the capital Stock of Borrower's Subsidiaries, including any right of conversion or exchange under any outstanding security or other instrument. Neither Borrower nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of capital Stock of Borrower's Subsidiaries or any security convertible into or exchangeable for any such capital Stock.

            5.7 Due Authorization; No Conflict.

                (a) Borrower has full corporate power and authority to execute and deliver this Agreement and each other Loan Document to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Borrower of this Agreement and the other Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Borrower.

                (b) The execution, delivery and performance by Borrower of this Agreement and the other Loan Documents to which it is a party do not and will not (i) violate any provision of any law or regulation applicable to Borrower, the Governing Documents of Borrower or any order, judgment or decree of any court or other Governmental Authority binding on Borrower or its properties or assets, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any material contractual obligation of Borrower (including, without limitation, any Material Contract of any Borrower Party), (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Liens being granted pursuant to the Capital Restructuring Documents, or (iv) require any approval of Borrower's interestholders or any approval or consent of any Person under any material contractual obligation of Borrower that has not been obtained by Borrower on or prior to the Closing Date.

                (c) Other than the filing of UCC or other financing statements, informational filings with the SEC, fixture filings and Mortgages, the execution, delivery and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is a party do not and will not require any registration with, consent or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

                (d) Borrower has duly executed and delivered this Agreement and, on the Closing Date, each other Loan Document to which Borrower is a party and each other document contemplated hereby and thereby to which Borrower is a party will be duly and validly executed by Borrower. This Agreement constitutes, and each other Loan Document to which Borrower is a party and each other document contemplated hereby and thereby to which Borrower is a party, when executed and delivered by Borrower will constitute, a legally valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally.

                (e) On and after the Closing Date (after giving effect to the Capital Restructuring) , (i) the Collateral Agent will have a validly created, second priority perfected Lien on all of the Shared Collateral, subject only to Permitted Liens and (ii) the Agent will have a validly created, first priority perfected Lien on all of the outstanding Stock of Grey Wolf beneficially owned, directly or indirectly, by Borrower, subject only to Permitted Liens.

                (f) Each Guarantor has full corporate power and authority to execute and deliver this Agreement and each other Loan Document to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by each Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Guarantor.

                (g) The execution, delivery and performance by each Guarantor of the Loan Documents to which it is a party do not and will not (i) violate any provision of any law or regulation applicable to such Guarantor, the Governing Documents of such Guarantor or any order, judgment or decree of any court or other Governmental Authority binding on such Guarantor or its properties or assets, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any material contractual obligation of such Guarantor (including, without limitation, any Material Contract of any Borrower Party), (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Guarantor, other than Liens being granted pursuant to the Capital Restructuring Documents, or (iv) require any approval of such Guarantor's interestholders or any approval or consent of any Person under any material contractual obligation of such Guarantor that has not been obtained by such Guarantor on or prior to the Closing Date.

                (h) The execution, delivery and performance by each Guarantor of the Loan Documents to which such Guarantor is a party do not and will not require any registration with, consent or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

                (i) Each Guarantor has duly executed and delivered this Agreement and, on the Closing Date, each other Loan Document to which such Guarantor is a party and each other document contemplated hereby and thereby to which such Guarantor is a party will be duly and validly executed by such Guarantor. This Agreement constitutes, and each other Loan Document to which each Guarantor is a party and each other document contemplated hereby and thereby to which such Guarantor is a party, when executed and delivered by such Guarantor will constitute, a legally valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforcement may be limited by such equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally.

            5.8 Litigation. Other than those matters disclosed on Schedule 5.8, there are no actions, suits or proceedings pending or, to the best knowledge of a Loan Party, threatened against a Borrower Party except for matters that are fully covered by insurance (subject to customary deductibles).

            5.9 No Material Adverse Change. All financial statements relating to Borrower or a Guarantor that have been delivered by Borrower to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrower's (or Guarantor's, as applicable) financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change since June 30, 2004.

            5.10 Fraudulent Transfer.

                (a) After giving effect to the Capital Restructuring, Borrower individually is, and the Loan Parties taken as a whole are, Solvent.

                (b) No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by the Capital Restructuring (including by this Agreement or the other Loan Documents) with the intent to hinder, delay or defraud either present or future creditors of any Loan Party.

            5.11 Employee Benefits. None of the Borrower Parties or any of their ERISA Affiliates maintains or contributes to any Benefit Plan. Each Borrower Party and each ERISA Affiliate has satisfied the minimum funding standards of ERISA, the IRC, the Canadian Employee Benefit Laws and any other applicable law relating to employee benefits with respect to each Benefit Plan to which it is obligated to contribute, except where the failure to maintain such standards reasonably could not be expected to result in a Material Adverse Change. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. No Borrower Party or any ERISA Affiliate is required to provide security to any Benefit Plan under Section 401(a)(29) of the IRC or under Canadian Employee Benefit Laws.

            5.12 Environmental Condition.  Except as set forth on Schedule 5.12,
(a) to each Loan Party's knowledge, no assets of any Borrower Party have ever been used by any such Borrower Party or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transportation was in violation, in any material respect, of applicable Environmental Law, (b) to each Loan Party's knowledge, no properties or assets of any Borrower Party have ever been designated or identified in any manner pursuant to environmental protection statute as a Hazardous Materials disposal site, (c) no Borrower Party has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by a Borrower Party and (d) none of the Borrower Parties has received a summons, citation, notice or directive from the Environmental Protection Agency or any other federal, provincial or state governmental agency concerning any action or omission by a Borrower Party resulting in the releasing or disposing of Hazardous Materials into the environment.

            5.13 Brokerage Fees. Other than GCF and its Affiliates, no Loan Party has utilized the services of any broker or finder in connection with Borrower's obtaining financing from the Lender Group under this Agreement, and, other than GCF and its Affiliates, no brokerage commission or finders' fee is payable by any Loan Party in connection herewith.

            5.14 Intellectual Property. Each Borrower Party owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights and licenses that are necessary to the conduct of its business as currently conducted. Attached hereto as Schedule 5.14 is a true, correct and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights and copyright registrations as to which Borrower Party is the owner or an exclusive licensee.

            5.15 Leases. Each Borrower Party enjoys peaceful and undisturbed possession under all leases material to the business of such Borrower Party and to which it is a party or under which it is operating. All of such leases are valid and subsisting and no material default by such Borrower Party exists under any of them. There are no leases, subleases, contracts or other operating agreements with respect to any Oil and Gas Property that allocate operating expenses to a Borrower Party in excess of such Borrower Party's working interest of record in the particular Oil and Gas Property subject to such lease, the sublease, contract or other operating agreement.

            5.16 DDAs. Set forth on Schedule 5.16 are all of each Loan Party's DDAs, including, with respect to each depository (i) the name and address of such depository and (ii) the account numbers of the accounts maintained with such depository.

            5.17 Compliance with the Law. No Borrower Party has violated any law or failed to obtain any material license, permit, franchise or other authorization from any Governmental Authority necessary for the ownership of any of its Oil and Gas Properties or the conduct of its business. The Oil and Gas Properties of each Borrower Party (and assets and properties utilized therewith) have been maintained, operated and developed in a good and workmanlike manner and in substantial conformity with all applicable laws and all rules, regulations and orders of all Governmental Authorities having jurisdiction and in substantial conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of such Oil and Gas Properties; specifically in this connection, (i) except as set forth on Schedule 5.17, after the Closing Date, no such Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable production (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the Closing Date and (ii) none of the wells comprising a part of such Oil and Gas Properties (or assets and properties utilized therewith) is deviated from the vertical by more than the maximum permitted by applicable laws, regulations, rules and orders of any Governmental Authority.

            5.18 Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Borrower in writing to Agent or any Lender (including all information contained in the schedules hereto or in the other Loan Documents) for purposes of or in connection with the Capital Restructuring or this Agreement, the other Loan Documents or any transaction contemplated herein or therein does not, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrower in writing to Agent or any Lender will not on the date as of which such information is dated or certified, contain any untrue statement of a material fact, and does not or will not on such date, as the case may be, omit to state any material fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. As of the date on which any Projections are delivered to Agent, such Projections will represent Borrower's good faith best estimate of its future performance for the periods covered thereby.

            5.19 Indebtedness. Set forth on Schedule 5.19 is a true and complete list of all Indebtedness of each Borrower Party which will be outstanding on the Closing Date (after giving effect to the Loan and the other transactions contemplated by the Capital Restructuring), and Schedule 5.19 accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

            5.20 Oil and Gas Imbalances. Except as set forth on Schedule 5.20, on a net basis there are not gas imbalances, take-or-pay oil and gas or other prepayments with respect to the Oil and Gas Properties of any Borrower Party which would require such Borrower Party either to make cash settlements for such production or deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payments therefor exceeding two percent (2%) of the current monthly production of oil and gas from the Oil and Gas Properties of the Borrower Parties in the aggregate.

            5.21 Hedging Agreements. Schedule 5.21 sets forth a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of Hydrocarbons or other commodities) of the Borrower Parties, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

            5.22    Location   of   Real    Property   and   Leased    Premises.

                    (a) (i) Part A of Schedule 5.22 lists completely and correctly all Real Property (other than Oil and Gas Properties) owned in fee by each Borrower Party and the respective addresses thereof, (ii) Part B of
Schedule 5.22 lists completely and correctly all Real Property (other than Oil and Gas Properties) leased by each Borrower Party and the respective addresses thereof and (iii) Part C of Schedule 5.22 lists completely and correctly all Oil and Gas Properties of each Borrower Party with a PV-10 of at least $50,000, whether leased or owned by any Borrower Party, and the respective legal descriptions, addresses (if any), counties and states thereof.

                    (b) Borrower or the respective Subsidiary of Borrower, as the case may be, has a valid leasehold interest in each of the respective leases described on Schedule 5.22 and such schedule sets forth with respect to each such lease, the commencement date, termination date, renewal options (if any) and annual base rents. Each such lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect. No consent or approval of any landlord or other third party in connection with any such lease is necessary for any Loan Party to enter into and execute the Loan Documents to which it is a party, except as set forth on Schedule 5.22. None of the Borrower Parties is in default of its obligations under any such lease and, to the knowledge of any Loan Party, no other party to any such lease is in default of its obligations thereunder, and no Borrower Party (or any other party to any such lease) has at any time delivered or received any notice of default which remains uncured under any such lease and no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default under any such lease.

                    (c) Each Borrower Party has good and defensible title to all of its Oil and Gas Properties set forth on Schedule 5.22 which constitute Real Property, and good and indefeasible title to all of its Oil and Gas Properties which constitute personal property, except for (i) such imperfections of title which do not in the aggregate materially detract from the value thereof to, or the use thereof in, the business of such Borrower Party and (ii) Permitted Liens. The quantum and nature of the interest of each such Borrower Party in and to the Oil and Gas Properties as set forth in the Initial Reserve Report includes the entire interest of such Borrower Party in such Oil and Gas Properties as of the date of the Initial Reserve Report and are complete and accurate in all material respects as of the date of the Initial Reserve Report; and there are no "back-in" or "reversionary" interests held by third parties which could materially reduce the interest of such Borrower Party in such Oil and Gas Properties except as expressly set forth in the Initial Reserve Report. The ownership of the Oil and Gas Properties by each Borrower Party shall not in any material respect obligate any such Borrower Party to bear the costs and expenses relating to the maintenance, development or operations of each such Oil and Gas Property in an amount in excess of the working interest of record of such Borrower Party in each Oil and Gas Property set forth in the Initial Reserve Report.

                    (d) Each Borrower Party's marketing, gathering, transportation, processing and treating facilities and equipment, together with any marketing, gathering, transportation, processing and treating contract in effect between and/or among such Borrower Party and any other Person, are sufficient to gather, transport, process and/or treat reasonably anticipated volumes of production of Hydrocarbons from the Oil and Gas Properties of such Borrower Party.

            5.23 Capital Restructuring Documents and Intercreditor Agreement. The Indebtedness of Borrower and the Guarantors incurred or to be incurred from the Advances hereunder, subject to the limitations set forth in this Agreement, does not and will not conflict with or result in a default under the Intercreditor Agreement or any of the other Capital Restructuring Documents.

            5.24 Material Contracts. Set forth on Schedule 5.24 is a complete and accurate list of all Material Contracts of each Borrower Party, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against each Borrower Party thereto and, to the knowledge of each Borrower Party, all other parties thereto in accordance with its terms,
(ii) has not been otherwise amended or modified and (iii) is not in default due to the action of a Borrower Party or, to the knowledge of each Borrower Party, any other party thereto.

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

            5.25 Permits,  Etc.  Each  Borrower  Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Borrower Party lawfully to own, lease, manage or operate, or to acquire, each business and the Real Property currently owned, leased, managed or operated, or to be acquired, by such Borrower Party, except for such permits, licenses, authorizations, approvals, entitlements and accreditations the absence of which could not reasonably be expected to result in a Material Adverse Change. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and, to each Loan Party's knowledge, there is no claim that any thereof is not in full force and effect.

            5.26 Employee and Labor Matters. Except as set forth on Schedule 5.26, there is (a) no unfair labor practice complaint pending or, to each Loan Party's knowledge, threatened against any Borrower Party before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Borrower Party which arises out of or under any collective bargaining agreement, (b) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or, to the knowledge of any Borrower Party, threatened against any Borrower Party and (c) no union representation question existing with respect to the employees of any Borrower Party and no union organizing activity taking place with respect to any of the employees of any of them. Neither any Borrower Party nor any ERISA Affiliate has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state or provincial law which remains unpaid or unsatisfied. The hours worked and payments made to employees of each Borrower Party have not been in violation of the Fair Labor Standards Act, the applicable Canadian provincial employment standards legislation or any other applicable legal requirements. All material payments due from any Borrower Party on account of workers compensation, wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Borrower Party.

            5.27 Bonds and Insurance. Schedule 5.27 contains an accurate and complete description of all performance bonds related to operations on or pertaining to the Oil and Gas Properties of the Borrower Parties and all material policies of insurance owned or held by the Borrower Parties. Except as set forth on Schedule 5.27, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such bonds and policies (i) are sufficient for compliance with all requirements of law and of all agreements to which Borrower or any of its Subsidiaries is a party, (ii) are valid, outstanding and enforceable policies, (iii) provide adequate coverage in at least such amounts and against at least such risks (but including in any event public liability) as are required by Governmental Authorities and/or usually insured or bonded against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Borrower Parties, (iv) will remain in full force and effect through the respective dates set forth on Schedule 5.27 without the payment of additional premiums except as set forth on Schedule 5.27 and (v) will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement or the other Capital Restructuring Documents. No Borrower Party has been refused


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

any bonds or insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary bond or policy limits, by any bonding company or insurance carrier to which it has applied for any such bond or insurance or with which it has carried insurance during the last three years.

            5.28 Nature of Business. Except for the business of Grey Wolf, none of the Borrower Parties is engaged in any business other than the Oil and Gas Business within the continental United States. Grey Wolf is not engaged in any business other than the Oil and Gas Business within Canada. Except as otherwise disclosed on Schedule 5.28, no other Loan Party (x) owns any assets or properties used by Borrower or Grey Wolf in its Oil and Gas Business or (y) has any liabilities or conducts any business.

            5.29 Grey Wolf Stock Sales. No term or provision of any contract, instrument, agreement or other arrangement to which Borrower or any of its Affiliates is a party conflicts with, or otherwise restricts, the obligations of Borrower under Section 6.20(a).

        6. AFFIRMATIVE COVENANTS.

            Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations and the termination of this Agreement, Borrower shall and shall cause each of its Restricted Subsidiaries to do all of the following (unless otherwise agreed to by Agent or the Required Lenders):

            6.1 Accounting System. Maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent or the Collateral Agent. Borrower also shall keep a joint interest billing and remittance system with respect to each of the Oil and Gas Properties on which Borrower or a Restricted Subsidiary is the operator and a reporting system that shows, among other things, the value, revenues and profits/losses of the Oil and Gas Properties of Borrower and its Restricted Subsidiaries, volume of production and value of sales of Hydrocarbon production, the location and condition of the Equipment and the positions and liability exposure of Borrower and its Restricted Subsidiaries under all Hedging Agreements.

            6.2 Collateral Reporting. Provide Agent (and if so requested by Agent, with copies for each Lender) with the following documents at the following times in form satisfactory to Agent:

                  (a) daily notices of any dispute or claim that, if adversely determined, would, individually or in the aggregate, result in a liability to Borrower or a Restricted Subsidiary in excess of $500,000;

                  (b) as soon as available, but in any event within 30 days after the end of each month, (i) a detailed aging, by total, of the Accounts, including, among other things, lease operating expenses and royalty payments and
(ii) a summary, by vendor of each Loan Party's accounts payable and any book overdraft;

                  (c) as soon as available, but in any event within 30 days after the end of each month, a report, in form and substance satisfactory to Agent, setting forth on a well-by-well or unit-by-unit basis and also on an aggregated basis (i) a statement of gross and net sales proceeds of all Hydrocarbons produced from the Oil and Gas Properties of each Loan Party and pricing information (and in the aggregate only on a hedged and unhedged basis) relating thereto, (ii) the volume and/or quantity of Hydrocarbon products sold for the previous month, (iii) the severance, gross production, occupation and/or gathering taxes deducted from or paid out of the proceeds payable to the Loan Parties, (iv) the operating expenses, drilling costs and capital expenditures,
(v) the number of wells operated (or the numbers of pooled units), drilled or abandoned, (vi) a statement of all funds received from the sale of Hydrocarbons representing amounts attributable to trust fund taxes or Hydrocarbon Interests of third parties and (vii) such other information as Agent may reasonably request;

                  (d) as soon as available, but in any event within 30 days after the end of each month, a report, in form and substance satisfactory to Agent, setting forth, as of the last Business Day of such month, a summary of the hedging positions of each Loan Party under all Hedging Agreements
(including, without limitation, any contract of sale which provides for prepayment for deferred shipment or delivery of oil, gas or other commodities of each Loan Party), including the type, term, effective date, termination date and notional principal amounts or volumes, the hedged price(s), interest rate(s) or exchange rate(s), as applicable, and any new credit support agreements relating thereto;

                  (e) as soon as available, but in any event not later than 75 days after June 30th and December 31st of each year, a Reserve Report, prepared under the supervision of the chief engineer of Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the Initial Reserve Report, and together with each such Reserve Report, a certificate of an Authorized Person of Borrower certifying that, to such Authorized Person's knowledge (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) Borrower owns good and defensible title to its Oil and Gas Properties evaluated in such Reserve Report and such Oil and Gas Properties are free and clear of all Liens except for Permitted Liens, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties evaluated in such Reserve Report which would require Borrower to deliver Hydrocarbons produced from such Oil and Gas Properties or make cash payments at some future time without then or thereafter receiving full payment therefor, (iv) except as set forth on an exhibit to the certificate, none of the Oil and Gas Properties of Borrower have been sold since the date of the Reserve Report most recently delivered pursuant to this Section 6.2(e) (or if no such Reserve Report has been so delivered, since the date of the Initial Reserve Report), which exhibit shall list all of the Oil and Gas Properties of Borrower sold and in such detail as is reasonably required by Agent, (v) attached as an exhibit to the certificate is a list of the Oil and Gas Properties of Borrower added to and deleted from the Reserve Report most recently delivered pursuant to this Section 6.2(e) (or if no such Reserve Report has been so delivered, from the Initial Reserve Report) and a list of all Persons disbursing proceeds to Borrower or any Guarantor, as applicable, from its Oil and Gas Properties, (vi) all of the Oil and Gas Properties evaluated by such Reserve Report are subject to a Mortgage, the Collateral Agent's Liens and UCC financing statements, that in each case create a second priority perfected Lien in such Oil and Gas Properties in favor of the Collateral Agent for the benefit of the Lender Group, subject only to Permitted Liens that arise by operation of law and securing obligations for the payment of money not delinquent, (vii) none of the Oil and Gas Properties evaluated by such Reserve Report are subject to any Farmout or similar arrangement other than pursuant to a Permitted Farmout Agreement and (viii) except as set forth on an exhibit to such certificate, there has not been any change in the working interest or net revenue interest of any Loan Party in any of the Oil and Gas Properties included on such Reserve Report;

                  (f) as soon as available, but in any event not later than 45 days after the end of each quarter, a report, certified by an Authorized Person of Borrower: (i) setting forth the total amount actually paid by each Loan Party during the preceding quarter for (A) plugging and abandonment costs for previous or ongoing plugging and abandonment operations pertaining to its Oil and Gas Properties and (B) general bond and supplemental bond payments pertaining to plugging and abandonment costs; and (ii) estimating the future payments for (A) and (B), above, for each of the succeeding two quarters; and

                  (g) upon request by Agent, such other reports as to the Oil and Gas Properties of the Loan Parties, the other Collateral or the financial condition of Borrower or any of its Subsidiaries.

        6.3 Financial Statements, Reports, Certificates. Deliver to Agent, with copies to each Lender:

            (a) as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of one of the first 3 fiscal quarters in a fiscal year) after the end of each month during each of Borrower's fiscal years,

                  (i) a company prepared consolidated balance sheet, income statement, and statement of cash flow covering the operations of the Borrower Parties during such period,

                  (ii) a certificate signed by the chief financial officer of Borrower to the effect that:

                      (A) the financial statements delivered hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of the Borrower Parties;

                      (B) the representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents were true and correct on and as of the Closing Date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties were true and correct on and as of such earlier date); and

                      (C) there does not exist any condition or event that constitutes a Default, Unmatured Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking or proposes to take with respect thereto), and

                  (iii) for each month that is the date on which the covenant in
Section 7.18 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with such covenant;

            (b) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years,

                  (i) financial statements of the Borrower Parties for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualification (including, without limitation, (A) any going concern or like qualification or exception or (B) any qualification as to the scope of such audit), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement and statement of cash flow and, if prepared, such accountants' letter to management),

                  (ii) a certificate of such accountants addressed to Agent and the Lenders stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.18;

            (c) as soon as available, but in any event within 30 days prior to the start of each of Borrower's fiscal years, copies of Borrower's Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its sole discretion, for the forthcoming 3 years, year by year, and for the forthcoming fiscal year, month by month, certified by the chief financial officer of Borrower as being such officer's good faith best estimate of the financial performance of Borrower during the period covered thereby;

            (d) if and when filed by Borrower,

                  (i) Form 10-Q quarterly reports, Form 10-K annual reports and Form 8-K current reports,

                  (ii) any other filings made by Borrower with the SEC,

                  (iii) copies of Borrower's federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

                  (iv) any other information that is provided by Borrower to its shareholders or to the holders of the New Notes;

            (e) if and when filed by any Loan Party and as requested by Agent, satisfactory evidence of payment of applicable excise taxes in each jurisdiction in which (i) such Loan Party conducts business or is required to pay any such excise tax, (ii) where such Loan Party's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of such Loan Party or (iii) where such Loan Party's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change;

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

            (f) promptly after sending or receipt thereof, copies of any material notice or other correspondence sent to, or received from, any Governmental Authority related to the Oil and Gas Properties of any Loan Party, including, without limitation, notice of any new plugging and abandonment or other performance or other assurance bond requirements related to such Oil and Gas Properties;

            (g) promptly after the commencement thereof, but in any event within five (5) days after the service of process with respect thereto on any Loan Party, notice of all actions, suits or proceedings brought by or against any Loan Party before any Governmental Authority which, if determined adversely to such Loan Party, could result in a Material Adverse Change;

            (h) as soon as Borrower has knowledge of any event or condition that constitutes a Default or an Unmatured Default or an Event of Default, notice thereof and a statement of the curative action that Borrower proposes to take with respect thereto;

            (i) (i) promptly after receipt or delivery thereof, copies of any material notice that any Borrower Party receives from or sends to any Person in connection with the Capital Restructuring Documents and (ii) at least 3 Business Days prior to the effective date thereof, any amendment, modification, waiver or other change to any of the Capital Restructuring Documents; and

            (j) upon the request of Agent, any other report reasonably requested relating to the financial condition of any of the Borrower Parties.

            In addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on both a consolidated and consolidating basis, and for it and its Restricted Subsidiaries and for Grey Wolf so long as Grey Wolf is a Subsidiary of Borrower, and agrees that no Subsidiary of Borrower will have a fiscal year different from that of Borrower. Borrower agrees that its independent certified public accountants are authorized to communicate with Agent and to release to Agent whatever financial information concerning Borrower that Agent reasonably may request. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agrees that Agent may contact directly any such accounting firm or service bureau in order to obtain such information.

        6.4 Guarantor Reports. Cause each Guarantor to deliver its annual financial statements at the time when Borrower provides its audited financial statements to Agent and copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

        6.5 Maintenance of Properties.

            (a) Maintain and preserve all of its properties which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder.

            (b) Cause to be done all things necessary to preserve and keep in good repair, working order and efficiency all the Oil and Gas Properties of each Loan Party and other material assets including, without limitation, all equipment, machinery, facilities and marketing, gathering, transportation and processing assets and, from time to time, will make all the reasonably necessary repairs, renewals and replacements so that at all times the state and conditions of such Oil and Gas Properties and other material assets will be fully preserved and maintained, except to the extent a portion of such assets is no longer capable of producing Hydrocarbons in economically reasonable amounts.

            (c) Promptly (i) pay and/or discharge or cause to be paid and/or discharged, all rentals, royalties, expenses, taxes and Indebtedness accruing under the lease or other agreements affecting or pertaining to the Oil and Gas Properties of each Loan Party, (ii) perform, observe and comply, or make reasonable and customary efforts to cause to be performed, observed and complied with, in accordance with usual and customary industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in such Oil and Gas Properties and the accompanying elements therefrom and other material properties so long as such properties are capable of producing Hydrocarbons and the accompanying elements in quantities and at prices providing for continued efficient and profitable operations of business and (iii) do all other things necessary to keep unimpaired, except for Permitted Liens, its rights with respect thereto and prevent any forfeiture thereof or a default thereunder, except to the extent a portion of such properties is no longer capable of producing Hydrocarbons in economically reasonable amounts.

            (d) Operate its Oil and Gas Properties and other material properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material properties to be operated on a continuous basis for the production of Hydrocarbons and in a careful and efficient manner in accordance with the usual and customary practices of the industry and in substantial compliance with all applicable contracts and agreements and in compliance in all material respects with all material laws.

            (e) Operate and produce, as a reasonably prudent operator, the Oil and Gas Properties of the Loan Parties in accordance with good engineering practices and the following requirements: (i) the amount of Hydrocarbons produced from any well shall not exceed in any month the lower of (A) the maximum amount that such well is capable of producing at its maximum efficient rate of flow and (B) the respective allowable rate of flow under applicable orders, rules, regulations or laws, if any; (ii) the amount of Hydrocarbons produced from the Loan Parties' wells shall be sufficient to prevent a net migration of Hydrocarbons from the reservoirs to which Proved Reserves are attributed; and (iii) subject to field rules established by any Governmental Authority having or asserting jurisdiction, the amount of Hydrocarbons produced from the Loan Parties' wells shall be equitable and ratable, based on factors used in determining such field rules.

            (f) To the extent the interests in Oil and Gas Properties of Borrower (other than working interests of record) are operated by Persons other than Borrower, Borrower shall cause any owner or operator of such Oil and Gas Properties to comply with this Section 6.5; provided, however, that it shall not be a breach of this Section 6.5 if such owners or operators are not in compliance with this Section 6.5 on Oil and Gas Properties of Borrower with an aggregate PV-10 for all such Oil and Gas Properties of less than $200,000.

        6.6 Taxes. Cause all assessments, remittances, source deductions and taxes (including, without limitation, withholding taxes), whether real, personal or otherwise, due or payable by, or imposed, levied, or assessed against ("Tax Payments"), any Loan Party or any of such Loan Party's assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such Tax Payment shall be the subject of a Permitted Protest. Each Loan Party will make timely payment or deposit of all Tax Payments required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that such Loan Party has made such Tax Payments or deposits. Borrower shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdiction in which a Loan Party is required to pay any such excise tax.

        6.7 Insurance.

            (a) At Borrower's expense, maintain insurance respecting its assets wherever located, covering loss or damage by fire, theft, explosion and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrower also shall maintain public liability insurance, as well as insurance against larceny, embezzlement and criminal misappropriation to the extent Borrower maintains such insurance on the Closing Date or is otherwise required by Agent, in its reasonable discretion, to maintain such insurance after the Closing Date to the extent the premiums related thereto are not at levels commercially unreasonable. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Borrower shall deliver copies of all such policies to Agent with a satisfactory lender's loss payable endorsement naming the Collateral Agent as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days' prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever. During the period of the drilling of wells and the construction of any other improvements comprising a part of the Oil and Gas Properties of any Loan Party, Borrower shall, or, as applicable, shall cause its contractors or subcontractors to, obtain and maintain well control insurance (including coverage for costs and redrilling) and builder's risk insurance, as applicable, in such form and amounts as is customary in the industry and worker's compensation insurance covering all Persons employed by any Loan Party or its agents or subcontractors of any tier in connection with any construction affecting such Oil and Gas Properties, including, without limitation, all agents and employees of any Loan Party and such Loan Party's subcontractors with respect to whom death or bodily injury claims could be asserted against any Loan Party. Borrower shall give Agent prompt notice of any loss covered by such insurance.

            (b) No Loan Party will take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.7, unless the Collateral Agent is included thereon as named insured with the loss payable to the Collateral Agent under a lender's loss payable endorsement or its equivalent.

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        6.8 Location of Inventory and Equipment.  Keep the Equipment only at the locations identified on Schedule 5.3 and 5.22; provided, however, that Borrower may amend Schedule 5.3 so long as such amendment occurs by written notice to Agent and the Collateral Agent not less than 30 days prior to the date on which Equipment is moved to such new location, so long as such new location is within the continental United States or Canada, and so long as, at the time of such written notification, Borrower provides any UCC or other financing statements or fixture filings necessary to perfect and continue perfected the Collateral Agent's Liens on such assets.

        6.9 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act and other than laws, rules, regulations and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

        6.10 Leases. Pay when due all rents and other amounts payable under any lease to which any Loan Party is a party or by which any Loan Party's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

        6.11 Brokerage Commissions. Pay any and all brokerage commission or finders' fees incurred in connection with or as a result of Borrower's obtaining financing from the Lender Group under this Agreement. Borrower agrees and acknowledges that payment of all such brokerage commissions or finders' fees shall be the sole responsibility of Borrower, and Borrower agrees to indemnify, defend and hold Agent and the Lender Group harmless from and against any claim of any broker or finder arising out of Borrower's obtaining financing from the Lender Group under this Agreement.

        6.12 Existence. At all times preserve and keep in full force and effect each Loan Party's valid existence and good standing and any rights and franchises material to each Loan Party's businesses.

        6.13 Environmental. (a) Keep any property either owned or operated by any Loan Party free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, (c) promptly notify Agent of any release of a Hazardous Material in a quantity which is in violation of any Environmental Law from or onto property owned or operated by any Loan Party and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law and (d) promptly provide Agent with written notice within 10 days of the receipt of any of (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Loan Party,
(ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

        6.14 Disclosure Updates. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, (a) notify Agent if any written information, exhibit or report furnished to the Lender Group contained any


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untrue  statement  of a  material  fact or omitted  to state any  material  fact necessary to make the statements contained therein not misleading in light of the circumstances in which made and (b) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing or recordation thereof.

        6.15 After Acquired Properties. With respect to any Oil and Gas Property of any Loan Party with a PV-10 of at least $50,000 acquired after the Closing Date by such Loan Party or any discovery and/or confirmation of the existence of Hydrocarbons in any property owned or leased by any Loan Party, promptly (and in any event within 30 days after the acquisition thereof): (A) execute and deliver to the Collateral Agent such amendments to the Mortgages or such other documents as Agent or the Collateral Agent shall deem necessary or advisable to grant to the Collateral Agent, for the benefit of the Lender Group, a perfected second priority Lien on such Oil and Gas Property; (B) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable law, including, without limitation, the filing of Mortgages and/or UCC or other financing statements in such jurisdictions as may be requested by Agent or the Collateral Agent; and (C) deliver to Agent and the Collateral Agent title opinions and/or legal opinions relating to the matters described in clauses (A) and (B) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to Agent and the Collateral Agent.

        6.16 Protection Against Drainage. To the extent that the Oil and Gas Properties of any Loan Party (i) are operated by Borrower or its Restricted Subsidiaries, Borrower shall, or shall cause its Restricted Subsidiaries to, act as a reasonably prudent operator in an effort to identify and prevent the occurrence of any drainage of Hydrocarbons from such Oil and Gas Properties and
(ii) are not operated by Borrower or its Restricted Subsidiaries, Borrower shall, or cause its Restricted Subsidiaries to, utilize its property and contractual rights as a reasonably prudent owner in an effort to identify and prevent the occurrence of any drainage of Hydrocarbons from such Oil and Gas Properties.

        6.17 Additional Collateral Reviews. Borrower shall, from time to time upon the reasonable request of Agent or the Collateral Agent, take such actions and execute and deliver such documents and instruments as Agent or the Collateral Agent, as applicable, shall require to ensure that Agent and the Collateral Agent shall, at all times, have received satisfactory title reviews (including, if requested, supplemental or new title opinions addressed to it), which title opinions shall be in form and substance acceptable to Agent and the Collateral Agent in their sole discretions and shall include opinions regarding the before payout and after payout ownership interests held by Borrower, for all wells located on the Oil and Gas Properties covered thereby as to the ownership of Oil and Gas Properties of Borrower and its Restricted Subsidiaries.

        6.18 Hedging Agreements. Maintain in effect one or more Commodities Hedging Agreements with respect to its Hydrocarbon production with one or more counterparties rated investment grade by Moody's and Standard & Poor's, or the equivalent by a rating agency acceptable to Agent or with a counterparty otherwise reasonably acceptable to Agent. The aggregate notional volumes of Hydrocarbons covered by such Commodities Hedging Agreements shall constitute not less than 25% and not more than 75% of the Loan Parties' aggregate estimated


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Hydrocarbon  production  volumes on an mcf equivalent basis (where one barrel of oil is equal to six mcf of gas) for the succeeding six calendar months on a rolling six calendar month basis for such period from Oil and Gas Properties classified as Proved Developed Producing Reserves as of the date of the most recent Reserve Report delivered pursuant to Section 6.2(e) plus the estimated production from anticipated drilling by Borrower or its Restricted Subsidiaries during such succeeding six months. Borrower shall use such Commodities Hedging Agreements solely as a part of its normal business operations as a risk
management   strategy  and/or  hedge  against  changes   resulting  from  market
conditions related to the oil and gas operations of Borrower and its Restricted Subsidiaries and not as a means to speculate for investment purposes on trends and shifts in financial or commodities markets.

        6.19 Asset Sales at the Direction of Agent.

            (a) The Loan Parties hereby agree that if there is any Obligation outstanding after the date which is fifteen (15) months after the Closing Date, then, at any one or more times thereafter and for so long as any Obligation remains outstanding and there is not then an "Event of Default" (as defined in the Intercreditor Agreement), Agent shall have the right to require Borrower and its Restricted Subsidiaries to sell or otherwise dispose of its assets and properties pursuant to this Section 6.19 (an "Agent Directed Asset Sale").

           (b) Agent shall exercise such right by providing written notice to Borrower (with a copy to each of the Collateral Agent, the New Notes Trustee and the Revolving Credit Facility Administrative Agent), which notice must specify in reasonable detail one or more assets and properties of Abraxas and/or of a Restricted Subsidiary that Agent is requiring Borrower or a Restricted Subsidiary, as the case may be, to sell or otherwise dispose pursuant to this
Section 6.19. Following receipt of any such notice, Abraxas shall be required to use its commercially reasonable efforts to consummate one or more Agent Directed Asset Sales with respect to the assets and properties to which such notice relates in a prompt but orderly manner intended to maximize the aggregate amount of cash (or cash equivalents) to be received by Abraxas and the Restricted Subsidiaries as consideration in respect of such Agent Directed Asset Sale. Abraxas shall have the sole discretion as to every aspect of each such proposed Agent Directed Asset Sale, including the method, manner, time, place and terms of any proposed Agent Directed Asset Sale and whether or not to consummate any such proposed Agent Directed Asset Sale (but without limiting Abraxas' obligation to use its commercially reasonable efforts to so consummate an Agent Directed Asset Sale); provided, however, that, (i) Abraxas will be required to consult on a regular basis with Agent and its representatives, including, without limitation, by furnishing to Agent and its representatives such data, financial records and other documents and information relating to the respective assets and properties as may be reasonably requested and by making one or more of its Authorized Persons available to discuss Abraxas' efforts with respect to such proposed Agent Directed Asset Sale and (ii) Agent will be permitted to require Borrower to engage an investment banking firm, petroleum engineering firm or other similar financial advisor selected by Borrower (and reasonably acceptable to Agent) to advise Borrower with respect to such Agent Directed Asset Sale. Notwithstanding anything to the contrary in this Section 6.19, neither Borrower nor any Restricted Subsidiary will be required to consummate any Agent Directed Asset Sale if doing so would result in a "Default" or an "Event of Default" under the New Notes Indenture or the Revolving Credit Facility.

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            (c) All fees, costs and expenses incurred or payable by Borrower and its Subsidiaries, including, without limitation, the fees and expenses of legal counsel and of any investment banking firm, petroleum engineering firm or other similar financial advisor engaged by Borrower at the direction of Agent, in
connection   with  Agent's  rights  under  this  Section  6.19  shall  be  borne exclusively by Borrower.

        6.20 Grey Wolf Stock Sales.

            (a) Borrower agrees that for so long as (i) any Obligation remains outstanding and (ii) Grey Wolf is a Subsidiary of Borrower or Borrower otherwise controls Grey Wolf, Borrower shall cause Grey Wolf not to enter into any arrangement or to consummate any transaction pursuant to which any shares of Stock of Grey Wolf will be issued (other than issuances of stock options (or upon exercise thereof) and common stock, in each case as compensation pursuant to stock option exercises by employees, officers and directors of Grey Wolf in the ordinary course of business), whether in a public or private transaction and whether as an initial or follow-on issuance, unless all of the net proceeds from such issuance are first applied to satisfy any obligation then outstanding under the Grey Wolf Credit Facility and then (to the extent remaining) to satisfy Obligations that remain outstanding.

            (b) Borrower agrees that it will not, and for so long as Grey Wolf is a Subsidiary of Borrower or Borrower otherwise controls Grey Wolf, Borrower will cause Grey Wolf not to, enter into any contract, instrument, agreement or other arrangement which conflicts with, or otherwise restricts, the obligations of Borrower under Section 6.20(a).

        7. NEGATIVE COVENANTS.

            Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations and the termination of this Agreement, Borrower will not and will not permit any of its Restricted Subsidiaries to do any of the following (unless otherwise agreed to by Agent or the Required Lenders):

        7.1 Indebtedness.  Create, incur, assume, permit, guarantee or otherwise
become  or  remain,   directly  or  indirectly,   liable  with  respect  to  any
Indebtedness, except:

            (a) Indebtedness evidenced by this Agreement and the other Loan Documents;

            (b) Indebtedness set forth on Schedule 5.19;

            (c) Permitted Purchase Money Indebtedness;

            (d) refinancings, renewals or extensions of Indebtedness permitted under clauses (b), (c), (e) and (l) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as (i) the terms and conditions of such refinancings, renewals or extensions do not, in Agent's judgment, materially impair the prospects of repayment of the Obligations by any Loan Party or materially impair any Loan Party's creditworthiness, (ii) such refinancings, renewals or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed or extended, (iii) such refinancings, renewals or extensions


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do  not  result  in a  shortening  of  the  average  weighted  maturity  of  the
Indebtedness so refinanced, renewed or extended, nor are they on terms or conditions that, taken as a whole, are materially more burdensome or restrictive to such Loan Party, (iv) if the Indebtedness that is refinanced, renewed or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed or extended Indebtedness and (v) if the Permitted Liens securing the Indebtedness that is refinanced, renewed or extended was subordinated to the Liens of the Collateral Agent or Agent securing the Obligations, then the terms and conditions of such refinancing, renewal or extension shall include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the Indebtedness being refinanced, renewed or extended;

            (e) Indebtedness evidenced by the New Notes issued pursuant to the terms of the New Notes Documents, so long as all such Indebtedness and such New Notes Documents are subject to the Intercreditor Agreement;

            (f) Indebtedness under Hedging Agreements incurred in the ordinary course of business of the Borrower Parties consistent with prudent business practice and not for speculative purposes and in accordance with this Agreement;

            (g)  Indebtedness   associated  with  bonds  or  surety  obligations
required by applicable law in connection with the operation of the Oil and Gas Properties of Borrower and its Restricted Subsidiaries;

            (h) Indebtedness comprising Permitted Investments;

            (i) intercompany Indebtedness incurred by Borrower and made by a Guarantor that is unsecured and subject to an intercompany subordination agreement satisfactory to Agent, (ii) intercompany Indebtedness incurred by Grey Wolf and made by any Loan Party so long as (A) Grey Wolf is a wholly-owned Subsidiary of Borrower, (B) such Indebtedness is evidenced by a promissory note that is pledged to the Collateral Agent for the benefit of Agent and the Lenders, and (C) the aggregate principal amount of all such Indebtedness owing by Grey Wolf (x) outstanding on the Closing Date shall not exceed $6,500,000 and
(y) incurred after the Closing Date shall not exceed $1,000,000 at any time outstanding and (iii) intercompany Indebtedness incurred by any Loan Party (other than Borrower) to Borrower so long as (A) such Indebtedness is evidenced by a promissory note that is pledged to the Collateral Agent for the benefit of Agent and the Lenders and (B) the aggregate outstanding principal amount of all such Indebtedness owing to Borrower shall not exceed $500,000 at any time;

            (j) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that the aggregate amount of such Indebtedness is extinguished within two (2) Business Days of incurrence and does not at any time exceed $50,000 (or such longer period or greater amount which may be agreed to by Agent);

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            (k)  Indebtedness of Borrower or any of its Restricted  Subsidiaries
represented by letters of credit for the account of Borrower or any of its Restricted Subsidiaries, as the case may be, in order to provide security for
workers'   compensation   claims,   payment   obligations  in  connection   with
self-insurance or similar requirements in the ordinary course of business, to the extent such letters of credit are unsecured and subordinated, in form and substance satisfactory to Agent, to the Obligations;

            (l)   Indebtedness   evidenced  by  the  Revolving  Credit  Facility
Documents, so long as such Indebtedness and such Revolving Credit Facility Documents are subject to the Intercreditor Agreement or such Indebtedness and Liens securing such Indebtedness are otherwise on terms satisfactory to Agent; and

            (m) other unsecured Indebtedness of Borrower or any of its Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $500,000 (or such greater amount which may be agreed to by Agent).

        7.2 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed or extended under Section 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed or extended Indebtedness).

        7.3 Restrictions on Fundamental Changes.

            (a)  Enter  into  any  merger,   consolidation,   reorganization  or
recapitalization or reclassify its Stock;

            (b) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or

            (c) convey, sell, lease, license, assign, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets.

        7.4 Disposal of Assets. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer or otherwise dispose of any of a Loan Party's assets, including, without limitation, sell, lease, license, assign, Farmout, convey or otherwise transfer any Oil and Gas Property or any interest in any Oil and Gas Property.

        7.5 Change Name. Change any Loan Party's name, organizational identification number, state of incorporation, FEIN, corporate structure or identity or add any new fictitious name; provided, however, that a Loan Party may change its name upon at least 30 days' prior written notice to Agent and the Collateral Agent of such change and so long as, at the time of such written notification, such Loan Party provides any UCC or other financing statements, fixture filings or Mortgages necessary to perfect and continue perfected the Liens of the Collateral Agent and Agent in the Collateral.

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

        7.6 Guarantee. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except (a) by endorsement of instruments or items of payment for deposit to the account of any Loan Party or which are transmitted or turned over to the Collateral Agent and (b) guarantees of Indebtedness permitted under Section 7.1.

        7.7 Nature of Business. Make any change in the principal nature of its business as described in Section 5.28.

        7.8 Payments, Prepayments and Amendments.

            (a) Except (i) in connection with a refinancing permitted by Section 7.1(d), (ii) the repayment of intercompany Indebtedness permitted by Section 7.1(i), (iii) payments permitted under clause (c) of this Section 7.8 or (iv) so long as no Default, Unmatured Default or Event of Default has occurred or is continuing, payments from the net proceeds received by Borrower from the issuance or sale of Qualified Capital to prepay, redeem, defease, purchase or otherwise acquire the New Notes, prepay, redeem, defease, purchase or otherwise acquire any Indebtedness of Borrower and its Restricted Subsidiaries, other than the Obligations in accordance with this Agreement.

            (b) Except in  connection  with a  refinancing  permitted by Section
7.1(d) or as otherwise permitted in accordance with the terms of the Intercreditor Agreement, directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c), (e) or (l) without the prior written consent of Agent.

            (c) Directly or indirectly, by deposit of monies or otherwise, make any payment on account of any principal of, premium, interest, fees or other amounts payable in connection with the Indebtedness under the Revolving Credit Facility Documents or the New Notes Documents, other than (w) any repayment permitted under clause (a) of this Section 7.8, (x) (i) in connection with a refinancing permitted by Section 7.1(d), and (ii) expenses of the Revolving Credit Facility Agent and the New Notes Trustee incurred in the ordinary course,
(y) in the absence of a Default Period, (i) payments from the proceeds of an Agent Directed Asset Sale applied in accordance with Section 4.05 of the Intercreditor Agreement, (ii) scheduled interest payments on the New Notes to be paid on June 1 and December 1 of each calendar year, commencing June 1, 2005, and (iii) principal of, premium, interest, fees or other amounts payable in connection with the Indebtedness under the Revolving Credit Facility Documents and (z) during the existence of a Default Period, payments as may be permitted by the terms of the Intercreditor Agreement.

            (d) (i) Amend, modify or otherwise change its or its Restricted Subsidiaries' Governing Documents, including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it with respect to any of its Stock (including any shareholders' agreement), or enter into any new agreement with respect to any of its Stock, or (ii) amend, modify or otherwise change any Material Contract of Borrower or its Restricted Subsidiaries, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this paragraph (d) that (x) either individually or in the aggregate, could not


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reasonably be expected to have a Material Adverse Change or (y) is in connection with the issuance or sale of Qualified Capital.

        7.9 Change of Control. Cause, permit or suffer, directly or indirectly, any Change of Control.

        7.10 Forward Sales. Except in accordance with the ordinary course of the Oil and Gas Business, and except for Permitted Dispositions, enter into or permit to exist any advance payment agreement or other arrangement pursuant to which any Loan Party, having received full or substantial payment of the purchase price for a specified quantity of Hydrocarbons upon entering such agreement or arrangement, is required to deliver, in one or more installments subsequent to the date of such agreement or arrangement, such quantity of Hydrocarbons pursuant to and during the terms of such agreement or arrangement.

        7.11 Distributions. Make any distribution or declare or pay any dividends (in cash or other property, other than Qualified Capital) on, or purchase, acquire, redeem or retire (for cash or other properties, other than a purchase, acquisition, redemption or retirement solely in exchange for Qualified Capital) any of Borrower's Stock, of any class, whether now or hereafter outstanding.

        7.12 Accounting Methods. Modify or change its method of accounting (other than as may be required to conform to GAAP) or enter into, modify or terminate any agreement currently existing, or at any time hereafter entered into, with any third party accounting firm or service bureau for the preparation or storage of any Loan Party's accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or any Loan Party's financial condition.

        7.13  Investments.   Except  for  Permitted  Investments,   directly  or
indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment.

        7.14 Transactions with Affiliates. Other than with respect to the transactions contemplated by the agreement identified in Part B of Schedule 5.24 or the Existing Note Redemption, directly or indirectly enter into or permit to exist any transaction with any Affiliate of any Loan Party except for transactions that are (i) in the ordinary course of such Loan Party's business,
(ii) upon fair and reasonable terms, (iii) fully disclosed to Agent and (iv) no less favorable to such Loan Party than would be obtained in an arm's length transaction with a non-Affiliate.

        7.15 Suspension. Suspend or go out of a substantial portion of its business.

        7.16 Compensation. Increase the annual fee or per-meeting fees paid to any member of its Board of Directors during any year by more than 20% (or such greater amount which may be agreed to by Agent) over the prior year; pay or accrue total cash compensation, during any year, to its officers and senior management employees in an aggregate amount in excess of 120% (or such greater amount which may be agreed to by Agent) of that paid or accrued in the prior year.

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        7.17 Use of  Proceeds.  Use the proceeds of the Advances for any purpose other than (a) on the Closing Date, (i) as specified in the Flow of Funds Agreement and (ii) to pay transactional fees, costs and expenses incurred in connection with this Agreement, the other Capital Restructuring Documents and the transactions contemplated hereby and thereby.

        7.18 Financial Covenants.

        Net Cash Interest Coverage Ratio. At any time when Excess Availability (as defined in the Revolving Credit Facility in effect on the date hereof) is less than $10,000,000, permit the Net Cash Interest Coverage Ratio of Borrower and its Restricted Subsidiaries to be less than the amount set forth in the following table for the applicable period set forth opposite thereto:

        Applicable Period                       Cash Interest Coverage Ratio

      For the 4 fiscal quarters ending at the            1.25 to 1.00
      end of each fiscal quarter

        7.19 Oil and Gas  Imbalances.  Enter into any  contracts  or  agreements which warrant production of Hydrocarbons (other than Hedging Agreements otherwise permitted hereunder) and will not hereafter allow gas imbalances, take-or-pay or other prepayments with respect to its Oil and Gas Properties which would require any Loan Party to deliver Hydrocarbons produced on Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor to exceed, during any monthly period two percent (2%) of the current aggregate monthly gas production for such monthly period from the Oil and Gas Properties of any Loan Party.

        7.20 Environmental. Permit the use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials at any Real Property owned, operated or leased by any Loan Party, except in compliance in all material respects with Environmental Laws.

        7.21 Limitation on Leases. Create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Oil and Gas Properties of any kind whatsoever (real or personal, including capital leases but excluding leases of Hydrocarbon Interests and leases directly related to oil and gas field operations), under leases or lease agreements which would cause the aggregate amount of all payments made by such Person pursuant to such leases or lease agreements to exceed $800,000 (or such greater amount agreed to by Agent), in any period of twelve (12) consecutive calendar months in the aggregate.

        7.22 Bank Product Obligations. For so long as any obligation remains outstanding under the Revolving Credit Facility, neither Borrower nor any of its Restricted Subsidiaries shall incur (including, without limitation, by means of a guarantee) any Bank Product Obligation in favor of any lender under the Revolving Credit Facility, the Revolving Credit Facility Administrative Agent or any of their respective Affiliates.

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         8. EVENTS OF DEFAULT.

            Any one or more of the following events shall constitute an event of default (other than any event described in Section 8.2 or 8.11, which shall constitute an event of default upon notice to Borrower by Agent of any such event) (each, an "Event of Default") under this Agreement:

            8.1 If Borrower fails to pay when due and payable, or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses or other amounts constituting Obligations);

            8.2 (i) If any Loan Party fails to perform, keep or observe any term, provision, condition, covenant or agreement contained in Sections 6.1, 6.4, 6.5, 6.6, 6.9 and 6.16 of this Agreement, or comparable provisions of the other Loan Documents, and such failure continues for 15 days, (ii) if any Loan Party fails to perform, keep, or observe any term, provision, condition, covenant or agreement contained in Sections 6.2, 6.3 (other than clause (h) thereof), 6.8 and 6.10 of this Agreement, or comparable provisions of the other Loan Documents, and such failure continues for 5 days or (iii) if any Loan Party otherwise fails to perform, keep or observe any other term, provision, condition, covenant or agreement contained in this Agreement or in any of the other Loan Documents;

            8.3 If any material portion of the assets of Borrower or any of its Restricted Subsidiaries is attached, seized, subjected to a writ or distress warrant, levied upon or comes into the possession of any third Person;

            8.4 If an Insolvency Proceeding is commenced by a Borrower Party (including, without limitation, Grey Wolf so long as Grey Wolf is a Subsidiary of Borrower);

            8.5 If an Insolvency Proceeding is commenced against a Borrower Party (including, without limitation, Grey Wolf so long as Grey Wolf is a Subsidiary of Borrower), and any of the following events occur: (a) such Borrower Party consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Agent (including any successor agent) and each other member of the Lender Group shall be relieved of their obligations (if any) to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, a Borrower Party or (e) an order for relief shall have been entered therein;

            8.6 If Borrower or any of its Restricted Subsidiaries is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

            8.7 If a notice of Lien, levy or assessment is filed of record with respect to (a) any of a Borrower Party's (other than Grey Wolf's) assets (other than their Proved Developed Producing Reserves) in an amount or with respect to


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assets in excess of $100,000,  or (b) any of a Borrower Party's (other than Grey
Wolf's) Proved Developed Producing Reserves, by the United States or any department, agency or instrumentality thereof, or by any state, county, municipal or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon (x) any of a Borrower Party's (other than Grey Wolf's) assets (other than their Proved Developed Producing Reserves), in an amount or with respect to assets in excess of $100,000 or (y) any of a Borrower Party's (other than Grey Wolf's) Proved Developed Producing Reserves, and the same is not paid before such payment is delinquent;

            8.8 If a judgment or other claim in excess of $100,000 (to the extent not bonded or insured by a bonding or insurance company acceptable to Agent) in the aggregate becomes a Lien or encumbrance upon any material portion of a Borrower Party's (other than Grey Wolf's) assets;

            8.9 If there is a continuing default under any material agreement (including any of the New Notes Documents, the Revolving Credit Facility
Documents, the Grey Wolf Facility Documents or any other Material Contract) to which Borrower or any of its Restricted Subsidiaries is a party and such default
(a) occurs at the final maturity of the obligations thereunder or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of the obligations of a Borrower or a Restricted Subsidiary thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

            8.10 If Borrower or any of its Restricted Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness and except as permitted under Section 7.8;

            8.11 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement or Record made to any member of the Lender Group by a Borrower Party or any officer, employee, agent or director of a Borrower Party;

            8.12 If there is a loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by Borrower or any of its Restricted Subsidiaries and such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Change;

            8.13 If the obligation of any Guarantor under the applicable Guaranty is limited or terminated by operation of law or by such Guarantor thereunder;

            8.14 If this Agreement, any Collateral Document (including, without limitation, the Intercreditor Agreement) or any other agreement, instrument or document that purports to create a Lien (i) in favor of the Collateral Agent, for the benefit of the Lender Group, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, second priority Lien on or security interest in the Collateral covered hereby or thereby or (ii) in favor of Agent, for the benefit


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of the Lender Group,  shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby;

            8.15 Any provision of any Loan Document shall at any time for any reason be declared by a court of competent jurisdiction to be null and void or invalid or unenforceable, or the validity or enforceability thereof shall be contested in a proceeding by any Loan Party, or a proceeding shall be commenced by any Loan Party, or by any Governmental Authority having jurisdiction over any Loan Party, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny that it has any liability or obligation purported to be created under any Loan Document; or

            8.16 If any Loan Party fails to perform, keep or observe any term, provision, condition, covenant or agreement contained in clause (h) of Section 6.3.

        9. THE LENDER GROUP'S RIGHTS AND REMEDIES.

            9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may, subject to the terms of the Intercreditor Agreement, authorize and instruct Agent to do (and to the extent permitted by the Intercreditor Agreement, to instruct the Collateral Agent to do) any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall, subject to the terms of the Intercreditor Agreement, do the same on behalf of the Lender Group), all of which are authorized by Borrower:

                  (a)  Declare  all  Obligations,   whether  evidenced  by  this
Agreement, by any of the other Loan Documents or otherwise, immediately due and payable;

                  (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents or under any other agreement between Borrower and the Lender Group;

                  (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of the Liens of the Collateral Agent or Agent in the Collateral and without affecting the Obligations;

                  (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Collateral Agent or Agent considers advisable, and in such cases, Agent will credit Borrower's Loan Account with only the net amounts received by the Collateral Agent or Agent, as the case may be, in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

                  (e) Without notice to or demand upon Borrower or Guarantor, make such payments and do such acts as the Collateral Agent or Agent considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Personal Property Collateral if the Collateral Agent or Agent so requires, and to make the Personal Property Collateral


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available to the  Collateral  Agent and/or Agent at a place that the  Collateral
Agent and/or Agent may designate which is reasonably convenient to both parties. Borrower authorizes the Collateral Agent and Agent to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest or compromise any Lien that in the determination of the Collateral Agent or Agent appears to conflict with the Liens of the Collateral Agent or Agent and to pay all reasonable expenses incurred in connection therewith and to charge Borrower's Loan Account therefor. With respect to any of Borrower's owned or leased premises, Borrower hereby grants the Collateral Agent and Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Lender Group's rights or remedies provided herein or in any other Loan Document, at law, in equity or otherwise;

                  (f) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), and subject to the terms of the Intercreditor Agreement, set off and apply to the Obligations any and all
(i) balances and deposits of Borrower held by the Lender Group or (ii) Indebtedness at any time owing to or for the credit or the account of Borrower held by the Lender Group;

                  (g) Subject to the terms of the Intercreditor Agreement, hold, as cash collateral, any and all balances and deposits of Borrower held by the Lender Group, to secure the full and final repayment of all of the Obligations and apply, to the extent permitted by applicable law, such cash collateral to repay the Obligations;

                  (h) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale and sell (in the manner provided for herein) the Personal Property Collateral. Borrower hereby grants to the Collateral Agent and Agent a license or other right to use, without charge, Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale and selling any Personal Property Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to the benefit of the Lender Group's and the Collateral Agent;

                  (i) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as the Collateral Agent or Agent determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

                  (j) Give notice of the disposition of the Personal Property Collateral as follows:

                        (i) The Collateral Agent or Agent, as the case may be, shall give Borrower a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, the time on or after


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which the private sale or other disposition is to be made; and

                        (ii) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

                  (k) Credit bid and purchase at any public sale on behalf of the Lender Group;

                  (l) Seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

                  (m) Foreclose any or all of the Mortgages and sell the Real Property or cause the Real Property to be sold in accordance with the provisions of the Mortgages and applicable law, and exercise any and all other rights or remedies available to the Collateral Agent or Agent, on behalf of the Lender Group, under the Mortgages, any of the other Loan Documents, at law or in equity with respect to the Collateral encumbered by the Mortgages; and

                  (n) Each of the Collateral Agent, Agent and the Lender Group shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document.

        9.2 Remedies Cumulative. The rights and remedies of the Collateral Agent and the Lender Group under this Agreement, the other Loan Documents and all other agreements shall be cumulative. The Collateral Agent and the Lender Group shall have all other rights and remedies not inconsistent with this Agreement or the Intercreditor Agreement as provided under the Code, by law or in equity. No exercise by the Collateral Agent or the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Collateral Agent or the Lender Group of any Unmatured Default or Event of Default shall be deemed a continuing waiver. No delay by the Collateral Agent or the Lender Group shall constitute a waiver, election or acquiescence by it.

     10. TAXES AND EXPENSES.

         If any Loan Party fails to pay any monies (whether taxes, assessments, remittances, source deductions, insurance premiums or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its sole discretion and without prior notice to any Loan Party, may do any or all of the following: (a) make payment of the same or any part thereof,
(b) set up such reserves in Borrower's Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure or (c) in the case of the failure to comply with Section 6.7 hereof, obtain and maintain insurance policies of the type described in Section 6.7 and take any action with


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respect to such policies as Agent deems prudent.  Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Unmatured Default or Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

     11. WAIVERS; INDEMNIFICATION.

            11.1 Demand; Protest; etc. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Collateral Agent or the Lender Group on which Borrower may in any way be liable.

            11.2 The Lender Group's Liability for Collateral. Borrower hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency or other Person and (b) all risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

            11.3 Indemnification. Borrower shall pay, indemnify, defend and hold the Agent-Related Persons, the Lender-Related Persons with respect to each Lender, each Participant (subject to Section 14.1(e)(v)), the Collateral Agent and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, amendment, waiver or administration of this Agreement, any of the other Loan Documents or the transactions contemplated hereby or thereby and (b) with respect to any investigation, litigation or proceeding related to this Agreement, any other Loan Document or the use of the proceeds of the credit provided hereunder (irrespective of whether any
Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Indemnified Person under this Section
11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower


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with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO
EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

     12. NOTICES.

         Unless otherwise provided in this Agreement, all notices or demands by Borrower or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrower or Agent, as the case may be, at its address set forth below:

                  If to Borrower:           ABRAXAS PETROLEUM CORPORATION
                                            500 North Loop 1604 East, Suite 100
                                            San Antonio, Texas  78232
                                            Attn:  Robert Carington
                                            Fax No.  210-490-8816

                  with copies to:           COX SMITH MATTHEWS INCORPORATED
                                            112 East Pecan, Suite 1800
                                            San Antonio, Texas  78205
                                            Attn:  Steve R. Jacobs, Esq.
                                            Fax No.  210-226-8395

                  If to Agent:              GUGGENHEIM CORPORATE FUNDING, LLC
                                            135 East 57th Street
                                            New York, New York  10022
                                            Attn:  Managing Director - Abraxas
                                            Fax No.  212-644-8396

                  Agent and Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12 shall be deemed given when received.

     13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

            (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

            (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

            (c) BORROWER AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

        14. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

            14.1 Assignments and Participations.

                  (a) Any Lender may, with the written consent of Agent (provided that no written consent of Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Transferee), assign and delegate to one or more assignees (each an "Assignee") all, or any part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $1,000,000 (except such minimum amount shall not apply to any Affiliate of a Lender or to a Related Fund or account managed by a Lender); provided, however, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Borrower and Agent a fully executed Assignment and Acceptance, and (iii) the assignor Lender or Assignee has paid to Agent for


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Agent's  separate  account a  processing  fee in the amount of $5,000.  Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) if (x) such assignment is in connection with any merger, consolidation, sale, transfer or other disposition of all or any substantial portion of the business or loan portfolio of such Lender or (y) the assignee is an Affiliate of a Lender or a Related Fund.

                  (b) From and after the date that Agent notifies the assignor Lender (with a copy to Borrower) that it has received a fully executed
Assignment and Acceptance and payment (if applicable) of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall affect a novation between Borrower and the Assignee.

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance and receipt and acknowledgment by Agent of such fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments


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arising therefrom.  The Commitment  allocated to each Assignee shall reduce such
Commitments of the assigning Lender pro tanto.

                  (e) Any Lender may at any time, with the written consent of Agent, sell to one or more commercial banks, financial institutions or other Persons not Affiliates of such Lender (a "Participant") participating interests in its Obligations owing to such Lender, the Commitment of such Lender, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents (provided that no written consent of Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); provided, however, that (i) the Originating Lender shall remain a "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and the Originating
Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no originating Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or Guarantees (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant, (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums in respect of the Obligations hereunder in which such Participant is participating or (F) subordinate the Liens of the Collateral Agent or Agent to the Liens of any other creditor of Borrower, and
(v) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Unmatured Default or Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrower, the Collections, the Collateral or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. The provisions of this Section 14.1(e) are solely for the benefit of the Lender Group, and Borrower shall not have any rights as a third party beneficiary of such provisions.

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                  (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose to a third party all documents and information which it now or hereafter may have relating to Borrower or Borrower's business.

                  (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                  (h) Borrower shall maintain, or cause to be maintained, a register (the "Register") on which it enters the name of a Lender as the registered owner of each Advance held by such Lender. A Registered Loan (and the Registered Note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each Registered Note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the Registered Note, if any evidencing the same), Borrower shall treat the Person in whose name such Registered Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. In the case of an assignment or delegation covered by Section 14.1(a)(y), the assigning Lender shall maintain a comparable Register on behalf of Borrower.

                  (i) In the event that a Lender sells participations in the Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "Participant Register"). A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each Registered Note shall expressly so provide). Any participation of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

            14.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties hereto; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as expressly required pursuant to Section 14.1 hereof, no consent or approval by Borrower is required in connection with any such assignment.

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        15. AMENDMENTS; WAIVERS.

            15.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment or consent shall, unless in writing and signed (or otherwise authorized) by all of the Lenders affected thereby and Borrower, do any of the following:

                  (a) increase or extend any Commitment of any Lender,

                  (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due hereunder or under any other Loan Document,

                  (c) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

                  (d) change the percentage of the Commitments that is required to take any action hereunder,

                  (e) amend, modify or waive this Section 15 or any provision of the Agreement providing for consent or other action by all Lenders,

                  (f) [Intentionally Omitted],

                  (g) change the definition of "Required Lenders" or "Pro Rata Share"

                  (h) [Intentionally Omitted],

                  (i) release Borrower or any Guarantor from any obligation for the payment of money,

                  (j) change, modify or waive the definition of "PV-10", "Related Indebtedness" or "Proved Developed Reserves Amount", or

                  (k) amend, modify or waive any of the provisions of Sections 2.1(a), 2.3(b) or 16 (or change any definition of a term used in such Section in a manner adverse to any such Lender).

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent or Agent, as applicable, affect the rights or duties of the Collateral Agent or Agent, as applicable, under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination or release of, or with respect to, any provision of this Agreement or any other Loan Document that


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relates only to the relationship of the Lender Group among themselves,  and that does not affect the rights or  obligations  of Borrower,  shall not,  subject to
Section 14.1(a), require consent by or the agreement of Borrower.

     15.2 Replacement of Holdout Lender.

            (a) If any action to be taken by the Lender Group, the Collateral Agent or Agent hereunder or under any other Loan Document requires the unanimous consent, authorization or agreement of all Lenders, and a Lender ("Holdout Lender") fails to give its consent, authorization or agreement, then Agent, upon at least 5 Business Days' prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a "Replacement Lender"), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

            (b) Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance Agreement, subject only to the Holdout Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance Agreement prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance Agreement. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 14.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender's Pro Rata Share of Advances (if any).

        15.3 No Waivers; Cumulative Remedies. No failure by the Collateral Agent, Agent or any Lender to exercise any right, remedy or option under this Agreement or any other Loan Document, or delay by the Collateral Agent, Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Collateral Agent, Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Collateral Agent, Agent or any Lender on any occasion shall affect or diminish the Collateral Agent's, Agent's and each Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement or any other Loan Document. The Collateral Agent's, Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that the Collateral Agent, Agent or any Lender may have.

     16. AGENT; LENDER GROUP.

            16.1 Appointment and Authorization of Agent. Each Lender hereby designates and appoints GCF as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are


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expressly  delegated  to Agent by the terms of this  Agreement or any other Loan
Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 16. Except as otherwise specifically provided in Sections 16.12 and 16.17, the provisions of this Section 16 are solely for the benefit of Agent and the Lenders, and Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that GCF is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall, subject to the terms of the Intercreditor Agreement, have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents,
(c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply and distribute the Collections as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections, (f) perform, exercise and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the Obligations, the Collateral or the Collections or otherwise related to any of same as provided in the Loan Documents, (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents and (h) enter into and perform its duties under the Intercreditor Agreement (including, without limitation, as the Control Party).

            16.2 Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

            16.3 Liability of Agent Persons. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (except for its own gross negligence or willful misconduct) or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower


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or any Subsidiary or Affiliate of Borrower,  or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of Borrower or the books or records or properties of any of Borrower's Subsidiaries or Affiliates.

            16.4 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

            16.5 Notice of Default, Unmatured Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, Unmatured Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees and expenses required to be paid to Agent for the account of the Lenders and with respect to Defaults, Unmatured Defaults and Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default, Unmatured Default or Event of Default, and stating that such notice is a "notice of default". Agent promptly will notify the Lenders of its receipt of any such notice or of any Unmatured Default or Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Unmatured Default or Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Unmatured Default or Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 16.4, Agent shall take such action with respect to such Default, Unmatured Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default Unmatured Default or Event of Default as it shall deem advisable.

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            16.6  Credit  Decision.  Each Lender  acknowledges  that none of the
Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower
and  its  Subsidiaries  or  Affiliates,   shall  be  deemed  to  constitute  any
representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

            16.7 Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers and obligations pursuant to the Loan Documents, including court costs, reasonable attorneys' fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections received by Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Agent-Related Person's gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder (if any). Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's ratable share of any costs or out-of-pocket expenses (including attorneys fees' and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration,


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modification,  amendment or enforcement  (whether  through  negotiations,  legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertakings in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

            16.8 Agent-Related Persons in Individual Capacity. Agent-Related Persons may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, lending, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Document as though GCF was not a party hereto, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, Agent-Related Persons may receive information regarding Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Loan Document that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include GCF in its individual capacity.

            16.9 Successor Agent.

                  (a) Agent may resign as Agent upon 45 days' notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders and Agent shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders.

                  (b) Nothing contained in this Section 16.9 shall be construed to limit or eliminate Agent's right to resign as an Agent in accordance with this Section 16.9. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above. Each of the resigning Agent and Borrower agrees to cooperate with the successor Agent in effecting the appointment of such successor Agent, including executing such documents and instruments of transfer, and taking such other actions, in each case without


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recourse,  representation  or warranty to the  resigning  Agent,  as  reasonably requested by such successor Agent.

            16.10 Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Document as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Loan Document that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender not shall be under any obligation to provide such information to them.

            16.11 Withholding Taxes.

                  (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrower, to deliver to Agent and
Borrower:

                        (i) if such Lender claims an exemption from withholding tax pursuant to its portfolio interest exception, (a) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a "bank" as described in
Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder (within the meaning of Section 881(c)(3)(B) of the IRC), or (III) a controlled foreign corporation described in Section 881(c)(3)(C) of the IRC, and (B) a properly completed IRS Form W-8BEN, before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Borrower;

                        (ii) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Form W-8BEN before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Borrower;

                        (iii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the first payment of any interest is due under this Agreement and at any other time reasonably requested by Agent or Borrower;

                        (iv) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

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

Such Lender agrees promptly to notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

                  (c) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                  (d) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

                  (e) All payments made by Borrower hereunder or under any note will be made without setoff, counterclaim or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of a Lender, or (ii) to the extent that such tax results from a change in the circumstances of the Lender, including a change in the residence, place of organization, or principal place of business of the Lender, or a change in the branch or lending office of the Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section 16.11(e) after withholding or deduction for or on account of any Taxes, will not be less than the amount


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provided for herein;  provided,  however, that Borrower shall not be required to increase any such amounts payable to Agent or any Lender (i) that is not organized under the laws of the United States, if such Person fails to comply with the other requirements of this Section 16.11, or (ii) if the increase in such amount payable results from Agent's or such Lender's own willful misconduct or gross negligence. Borrower will furnish to Agent as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower.

            16.12 Collateral Matters.

                  (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release or authorize the release of any Lien on any Collateral (including by directing the Collateral Agent to release any Lien on any Collateral or to take any action in furtherance thereof pursuant to or in accordance with the Intercreditor Agreement and the other Collateral Documents) (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under Section 7.4 or under the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which Borrower owned no interest at the time the security interest was granted or at any time thereafter or (iv) constituting property leased to Borrower under a lease that has expired or is terminated in a transaction permitted under this Agreement. Notwithstanding the foregoing, so long as no Unmatured Default or Event of Default shall have occurred and be continuing, Agent shall, for the benefit and at the request of Borrower, release (or, if the Lender Group is then the Control Party, direct the Collateral Agent to release, if applicable) its Lien on Collateral in a transaction constituting a Permitted Disposition. Except as provided above, Agent will not execute and deliver a release or authorize the execution and delivery of a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders or
(z) otherwise, the Required Lenders. Upon request by the Collateral Agent, Agent or Borrower at any time, the Lenders will confirm in writing the Collateral Agent's or Agent's authority, as the case may be, to release or authorize the release of any such Liens on particular types or items of Collateral pursuant to this Section 16.12; provided, however, that (1) neither the Collateral Agent nor Agent shall be required to execute any document necessary to evidence such release or authorization on terms that, in the Collateral Agent's or Agent's opinion, as the case may be, would expose the Collateral Agent or Agent to liability or create any obligation or entail any consequence other than the release or authorization of such Lien without recourse, representation or warranty and (2) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                  (b) Neither the Collateral Agent nor Agent shall have any obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrower or is cared for, protected or insured or has been encumbered, or that the Collateral Agent's or Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue


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exercising,  any of the rights,  authorities  and powers granted or available to the Collateral Agent or Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, the Collateral Agent and Agent may act in any manner it may deem appropriate, absent the Collateral Agent's or Agent's, as the case may be, gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, in its sole discretion given the Collateral Agent's, Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Collateral Agent and Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

            16.13  Restrictions  on Actions  by  Lenders;  Sharing of  Payments.

                  (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrower or any deposit accounts of Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

                  (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure or setoff or otherwise any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or
(ii) payments from Agent in excess of such Lender's Pro Rata Share portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

            16.14 Agency for Perfection. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Liens of the Collateral Agent and Agent in assets which, in accordance with Article 9 of the Code can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify the Collateral Agent and Agent thereof, and, promptly upon the request of


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the  Collateral  Agent or Agent  therefor  shall deliver such  Collateral to the
Collateral   Agent  or  Agent,  as  appropriate,   or  in  accordance  with  the
instructions of the Collateral Agent or Agent.

            16.15 Payments to the Lenders. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest of the Obligations.

            16.16 Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement, the Intercreditor Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement, the Intercreditor Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

            16.17  Field  Audits  and  Examination   Reports;   Confidentiality;
Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:

                  (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,

                  (b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report and (ii) shall not be liable for any information contained in any Report,

                  (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon the Books, as well as on representations of Borrower's personnel,

                  (d) agrees, for the benefit of the Lender Group and, notwithstanding Section 16.1, the Loan Parties, to keep all Reports and other material, non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by Borrower that in any event such Lender may make disclosures (a) to counsel for and other advisors, accountants and auditors to such Lender, (b) reasonably required by any bona fide potential or actual Assignee or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, (c) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees or Participants or (d) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation or court order; provided, however, that, unless prohibited by


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applicable law,  statute,  regulation,  or court order, such Lender shall notify
Borrower of any request by any court governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof, and

                  (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

            In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrower to Agent that has not been contemporaneously provided by Borrower to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Borrower, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

            16.18 Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of the Lenders to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 16.7, no member of the Lender Group shall have any liability for the acts or any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

        17. GENERAL PROVISIONS.

            17.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower, Agent and each Lender whose signature is provided for on the signature pages hereof.

            17.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

            17.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

            17.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

            17.5 Amendments in Writing. This Agreement only can be amended by a writing signed by Agent (on behalf of the requisite Lenders) and Borrower.

            17.6 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

            17.7 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or Guarantor or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrower or Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

            17.8 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

        18. GUARANTY

            18.1 Guaranty; Limitation of Liability. Each Guarantor hereby, unconditionally and irrevocably, guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of Borrower now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to bankruptcy, insolvency or reorganization of Borrower), fees, expenses or otherwise (such obligations, to the extent not paid by Borrower, being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Lender Group in enforcing any rights under the guaranty set forth in this Section 18. Without limiting the generality of the foregoing, each such Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by Borrower to any member of the Lender Group under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Borrower.

            18.2 Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Agent or the Lenders with respect thereto. The obligations of such Guarantor under this
Section 18 are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against such Guarantor to enforce such obligations, irrespective of whether any action is brought against Borrower or whether the Borrower is joined in any such action or actions. The liability of such Guarantor under this Section 18 shall be irrevocable, absolute and unconditional irrespective of, and such Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to Borrower or otherwise;

                  (c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                  (d) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of Borrower; or

                  (e) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by Agent or the Lenders that might otherwise constitute a defense available to, or a discharge of, Guarantor, Borrower or any other guarantor or surety.

            This Section 18 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by a Lender or any other Person upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made.

            18.3 Waiver. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Section 18 and any requirement that Agent or the Lenders exhaust any right or take any action against Borrower or any other Person or any Collateral. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 18.3 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Section 18, and acknowledges that this Section 18 is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

            18.4 Continuing Guaranty; Assignments. This Section 18 is a continuing guaranty and shall (a) remain in full force and effect until the later of (i) the cash payment in full of the Guaranteed Obligations (other than indemnification obligations as to which no claim has been made) and all other amounts payable under this Section 18 and (ii) the Maturity Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by Agent and the Lenders and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause
(c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in
Section 14.1.

            18.5  Subrogation.  Each Guarantor will not exercise any rights that it may now or hereafter acquire against Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Section 18, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Agent and the Lenders against Borrower or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Section 18 shall have been paid in full in cash and the Maturity Date or earlier termination of this Agreement shall have occurred. If any amount shall be paid to each

Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Section 18 and the earlier of the Maturity Date and the early termination of this Agreement, such amount shall be held in trust for the benefit of Agent and the Lenders and shall forthwith be paid to Agent and the Lenders to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Section 18, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this
Section 18 thereafter arising. If (i) any Guarantor shall make payment to Agent and the Lenders of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Section 18 shall be paid in full in cash and (iii) the Maturity Date or earlier termination of this Agreement shall have occurred, Agent and the Lenders will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

                            [signature page follows]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                    BORROWER:

                                    ABRAXAS PETROLEUM CORPORATION


                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:

                                    GUARANTORS:

                                    SANDIA OIL & GAS CORPORATION

                                    By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                    SANDIA OPERATING CORP.


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    EASTSIDE COAL COMPANY, INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                      Title:

                                    WESTERN ASSOCIATED ENERGY CORPORATION


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                       [signature page to Bridge Loan Agreement]

                                     WAMSUTTER HOLDINGS, INC.


                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                     AGENT AND LENDERS:

                                     GUGGENHEIM CORPORATE
                                     FUNDING, LLC
                                     as Agent and as a Lender


                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:


                                       [signature page to Bridge Loan Agreement]

                                     Clinton Multistrategy Master
                                     Fund Ltd.,
                                     as a Lender


                                     By:
                                        --------------------------------------
                                        Name:
                                        Title:


                                      [signature page to Bridge Loan Agreement]

                                      SOF INVESTMENTS, L.P.,
                                      as a Lender


                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:


                                       [signature page to Bridge Loan Agreement]

                                       ORE HILL HUB FUND LTD.,
                                       as a Lender


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:




                                      [signature page to Bridge Loan Agreement]

NY1  5609474v6
                                  Schedule A-1

                                 Agent's Account

            An account at a bank designated by Agent from time to time as the account into which Borrower shall make all payments to Agent for the benefit of the Lender Group and into which the Lender Group shall make all payments to Agent under this Agreement and the other Loan Documents; unless and until Agent notifies Borrower and the Lender Group to the contrary, Agent's Account shall be the following deposit account:

         Bank Name:                    Harris Trust and Savings Bank
                                       Chicago, Illinois
         ABA Number:                   071-000-288
         Account Number:               277-936-1
         Account Name:                 Guggenheim Corporate Funding, LLC
         Reference:                    Abraxas (Bridge Loan)

                                  Schedule C-1

                                   Commitments


           Lender                                      Commitment
           ------                                      ----------
           Clinton Group Inc.                         $12,000,000
           Ore Hill Hub Fund Ltd.                      $1,000,000
           Guggenheim Corporate Funding, LLC          $12,000,000
           SOF Investments, L.P.                      $10,000,000
                                                      ===========
                                                      $25,000,000

NY1  5609474v6
                                  Schedule D-1

                               Designated Account

            Account number 006224301 of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) that has been designated as such, in writing, by Borrower to Agent.

            "Designated Account Bank" means International Bank of Commerce, whose office is located at 130 East Travis Street, San Antonio, Texas 78205, and whose ABA number is 114902528.

                                TABLE OF CONTENTS

                                                                           Page


1.       DEFINITIONS AND CONSTRUCTION.........................................1

         1.1      Definitions.................................................1
         1.2      Accounting Terms............................................27
         1.3      Code........................................................27
         1.4      Construction................................................27
         1.5      Schedules and Exhibits......................................27

2.       LOANS AND TERMS OF PAYMENT...........................................27

         2.1      Loan........................................................27
         2.2      Borrowing Procedures........................................28
         2.3      Payments....................................................30
         2.4      Repayment of Obligations....................................32
         2.5      Interest Rates; Payments and Calculations...................33
         2.6      Cash Management.............................................34
         2.7      Crediting Payments..........................................34
         2.8      Designated Account..........................................34
         2.9      Maintenance of Loan Account; Statements of Obligations......34
         2.10     Fees and Charges............................................35
         2.11     Capital Requirements........................................35
         2.12     Registered Loans and Registered Notes.......................36
         2.13     Repayment of Advances.......................................36

3.       CONDITIONS;  TERM OF AGREEMENT;  TERMINATION OF AGREEMENT
         AND REDUCTION OF COMMITMENTS.........................................36

         3.1      Conditions Precedent to the Making of the Loan..............36
         3.2      Term........................................................42
         3.2      "Maturity Date")............................................42
         3.3      Effect of Termination.......................................42
         3.4      Early Termination...........................................42

4.       ACKNOWLEDGEMENT OF SECURITY INTEREST; PLEDGED GREY WOLF STOCK........43

         4.1      Acknowledgement of Security Interest........................43
         4.2      Right to Inspect Collateral.................................43
         4.3      Security Interest in Pledged Grey Wolf Stock................43
         4.4      Delivery of Additional Documentation Required;
                  Stock of Grey Wolf..........................................44
         4.5      Power of Attorney...........................................44

5.       REPRESENTATIONS AND WARRANTIES.......................................44

         5.1      No Encumbrances.............................................45
         5.2      Equipment...................................................45
         5.3      Location of Inventory and Equipment.........................45
         5.4      Inventory Records...........................................45
         5.5      Location of Chief Executive Office; FEIN....................45
         5.6      Due Organization and Qualification; Subsidiaries............45
         5.7      Due Authorization; No Conflict..............................46
         5.8      Litigation..................................................47
         5.9      No Material Adverse Change..................................48
         5.10     Fraudulent Transfer.........................................48
         5.11     Employee Benefits...........................................48
         5.12     Environmental Condition.....................................48
         5.13     Brokerage Fees..............................................49
         5.14     Intellectual Property.......................................49
         5.15     Leases......................................................49
         5.16     DDAs........................................................49
         5.17     Compliance with the Law.....................................49
         5.18     Complete Disclosure.........................................49
         5.19     Indebtedness................................................50
         5.20     Oil and Gas Imbalances......................................50
         5.21     Hedging Agreements..........................................50
         5.22     Location of Real Property and Leased Premises...............50
         5.23     Capital Restructuring Documents and Intercreditor Agreement.51
         5.24     Material Contracts..........................................51
         5.25     Permits, Etc................................................52
         5.26     Employee and Labor Matters..................................52
         5.27     Bonds and Insurance.........................................52
         5.28     Nature of Business..........................................53
         5.29     Grey Wolf Stock Sales.......................................53

6.       AFFIRMATIVE COVENANTS................................................53

         6.1      Accounting System...........................................53
         6.2      Collateral Reporting........................................53
         6.3      Financial Statements, Reports, Certificates.................55
         6.4      Guarantor Reports...........................................57
         6.5      Maintenance of Properties...................................57
         6.6      Taxes.......................................................59
         6.7      Insurance...................................................59
         6.8      Location of Inventory and Equipment.........................60
         6.9      Compliance with Laws........................................60
         6.10     Leases......................................................60
         6.11     Brokerage Commissions.......................................60
         6.12     Existence...................................................60
         6.13     Environmental...............................................60
         6.14     Disclosure Updates..........................................60
         6.15     After Acquired Properties...................................61

         6.16     Protection Against Drainage.................................61
         6.17     Additional Collateral Reviews...............................61
         6.18     Hedging Agreements..........................................61
         6.19     Asset Sales at the Direction of Agent.......................62
         6.20     Grey Wolf Stock Sales.......................................63

7.       NEGATIVE COVENANTS...................................................63

         7.1      Indebtedness................................................63
         7.2      Liens.......................................................65
         7.3      Restrictions on Fundamental Changes.........................65
         7.4      Disposal of Assets..........................................65
         7.5      Change Name.................................................65
         7.6      Guarantee...................................................66
         7.7      Nature of Business..........................................66
         7.8      Payments, Prepayments and Amendments........................66
         7.9      Change of Control...........................................67
         7.10     Forward Sales...............................................67
         7.11     Distributions...............................................67
         7.12     Accounting Methods..........................................67
         7.13     Investments.................................................67
         7.14     Transactions with Affiliates................................67
         7.15     Suspension..................................................67
         7.16     Compensation................................................67
         7.17     Use of Proceeds.............................................68
         7.18     Financial Covenants.........................................68
         7.19     Oil and Gas Imbalances......................................68
         7.20     Environmental...............................................68
         7.21     Limitation on Leases........................................68
         7.22     Bank Product Obligations....................................68

8.       EVENTS OF DEFAULT....................................................69


9.       THE LENDER GROUP'S RIGHTS AND REMEDIES...............................71

         9.1      Rights and Remedies.........................................71
         9.2      Remedies Cumulative.........................................73

10.      TAXES AND EXPENSES...................................................73


11.      WAIVERS; INDEMNIFICATION.............................................74

         11.1     Demand; Protest; etc........................................74
         11.2     The Lender Group's Liability for Collateral.................74
         11.3     Indemnification.............................................74

12.      NOTICES..............................................................75


13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER...........................75


14.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS...........................76

         14.1     Assignments and Participations..............................76
         14.2     Successors..................................................79

15.      AMENDMENTS; WAIVERS..................................................80

         15.1     Amendments and Waivers......................................80
         15.2     Replacement of Holdout Lender...............................81
         15.3     No Waivers; Cumulative Remedies.............................81

16.      AGENT; LENDER GROUP..................................................81

         16.1     Appointment and Authorization of Agent......................81
         16.2     Delegation of Duties........................................82
         16.3     Liability of Agent Persons..................................82
         16.4     Reliance by Agent...........................................83
         16.5     Notice of Default, Unmatured Default or Event of Default....83
         16.6     Credit Decision.............................................84
         16.7     Costs and Expenses; Indemnification.........................84
         16.8     Agent-Related Persons in Individual Capacity................85
         16.9     Successor Agent.............................................85
         16.10    Lender in Individual Capacity...............................86
         16.11    Withholding Taxes...........................................86
         16.12    Collateral Matters..........................................88
         16.13    Restrictions on Actions by Lenders; Sharing of Payments.....89
         16.14    Agency for Perfection.......................................89
         16.15    Payments to the Lenders.....................................90
         16.16    Concerning the Collateral and Related Loan Documents........90
         16.17 Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and
                  Information.................................................90
         16.18    Several Obligations; No Liability...........................91

17.      GENERAL PROVISIONS...................................................92

         17.1     Effectiveness...............................................92
         17.2     Section Headings............................................92
         17.3     Interpretation..............................................92
         17.4     Severability of Provisions..................................92
         17.5     Amendments in Writing.......................................92
         17.6     Counterparts; Telefacsimile Execution.......................92
         17.7     Revival and Reinstatement of Obligations....................92

         17.8     Integration.................................................93

18.      GUARANTY.............................................................93

         18.1     Guaranty; Limitation of Liability...........................93
         18.2     Guaranty Absolute...........................................93
         18.3     Waiver......................................................94
         18.4     Continuing Guaranty; Assignments............................94
         18.5     Subrogation.................................................94